                                                                     EXHIBIT 2.1



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------x

In re                                  :         Chapter 11

LODGIAN, INC., et al.,                 :         Case No. 01-16345 (BRL)

                          Debtors.     :         Jointly Administered
---------------------------------------x




                 FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
          LODGIAN, INC., ET AL. (OTHER THAN THE CCA DEBTORS), TOGETHER
            WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE
                       ---------------------------------


CADWALADER, WICKERSHAM & TAFT              CURTIS, MALLET-PREVOST, COLT
Attorneys for the Debtors and              & MOSLE LLP
Debtors-In-Possession                      Co-Attorneys for the Debtors and
100 Maiden Lane                            Debtors-In-Possession
New York, New York  10038                  101 Park Avenue
(212) 504-6000                             New York, New York  10178
                                           (212) 696-6000

                                     - and -

                                DEBEVOISE & PLIMPTON
                                Attorneys for the Official Committee of
                                Unsecured Creditors
                                919 Third Avenue
                                New York, New York  10022
                                (212) 909-6000

Dated: As of November 1, 2002

SECTION 1.        DEFINITIONS AND INTERPRETATION.........................................................1


         A.       Definitions............................................................................1

         1.1      A Warrants.............................................................................1
         1.2      A Warrant Agreement....................................................................2
         1.3      Administrative Expense Claim...........................................................2
         1.4      Allowed................................................................................2
         1.5      Amended Organizational Documents.......................................................2
         1.6      B Warrants.............................................................................2
         1.7      B Warrant Agreement....................................................................3
         1.8      Bankruptcy Code........................................................................3
         1.9      Bankruptcy Court.......................................................................3
         1.10     Bankruptcy Rules.......................................................................3
         1.11     BO Agreements..........................................................................3
         1.12     BO/Rockbridge Agreements...............................................................3
         1.13     Business Day...........................................................................3
         1.14     Cash...................................................................................3
         1.15     Catch-up Distribution..................................................................3
         1.16     CCA....................................................................................3
         1.17     CCA Debtors............................................................................4
         1.18     Chapter 11 Cases.......................................................................4
         1.19     Chase..................................................................................4
         1.20     Chase Agreements.......................................................................4
         1.21     Claim..................................................................................4
         1.22     Class..................................................................................4
         1.23     Class 1 Amended Note...................................................................4
         1.24     Class 3 Liquidating Subclasses.........................................................5
         1.25     Class 3 Lodgian Subclasses.............................................................5
         1.26     Class 3 Lodgian Plan Securities........................................................5
         1.27     Class 3 Lodgian Subclass Plan Securities...............................................5
         1.28     Class 4 Compromise.....................................................................5
         1.29     Class 4 Plan Securities................................................................5
         1.30     Class 7 Plan Securities................................................................5
         1.31     Class 8 Plan Securities................................................................5
         1.32     Collateral.............................................................................5
         1.33     Column.................................................................................5
         1.34     Column Agreements......................................................................5
         1.35     Column/Criimi Mae Agreements...........................................................6
         1.36     Commencement Date......................................................................6

         1.37     Committee..............................................................................6
         1.38     Confirmation Date......................................................................6
         1.39     Confirmation Hearing...................................................................6
         1.40     Confirmation Order.....................................................................6
         1.41     Convenience Claim......................................................................6
         1.42     CRESTS.................................................................................6
         1.43     CRESTS Claims..........................................................................6
         1.44     CRESTS Guarantee.......................................................................6
         1.45     CRESTS Guarantee Agreement.............................................................7
         1.46     CRESTS Indenture.......................................................................7
         1.47     CRESTS Junior Subordinated Debentures..................................................7
         1.48     DDL Kinser.............................................................................7
         1.49     DDL Kinser Agreements..................................................................7
         1.50     Debtors................................................................................7
         1.51     Debtor Owned Old Subsidiary Equity Interest............................................7
         1.52     Deutsche Bank..........................................................................7
         1.53     DIP Financing Facility.................................................................7
         1.54     DIP Lenders............................................................................7
         1.55     Disbursing Agent.......................................................................7
         1.56     Disputed Claim.........................................................................8
         1.57     Disputed Equity Interest...............................................................8
         1.58     Distribution Record Date...............................................................8
         1.59     Division...............................................................................8
         1.60     DLJ/Column/Criimi Mae Agreements.......................................................8
         1.61     Effective Date.........................................................................8
         1.62     Equity Interest........................................................................9
         1.63     Equity Security........................................................................9
         1.64     Estate.................................................................................9
         1.65     Exit Financing Agreements..............................................................9
         1.66     Exit Financing Borrowers...............................................................9
         1.67     Exit Financing Lender..................................................................9
         1.68     Final Distribution Date................................................................9
         1.69     Final Order............................................................................9
         1.70     First Union...........................................................................10
         1.71     First Union Agreements................................................................10
         1.72     GMAC..................................................................................10
         1.73     GMAC Agreements.......................................................................10
         1.74     GMAC-Orix Agreements..................................................................10
         1.75     GMAC-Orix Debtors.....................................................................10
         1.76     General Unsecured Claim...............................................................10
         1.77     Inter-Company Claim...................................................................10
         1.78     LCT I.................................................................................10
         1.79     LCT I Declaration of Trust............................................................10

         1.80     Lehman................................................................................10
         1.81     Lehman/Criimi Mae Agreements..........................................................11
         1.82     Liquidating Debtors...................................................................11
         1.83     Lodgian Debtors.......................................................................11
         1.84     Mortgage Financing Agreements.........................................................11
         1.85     MSSF..................................................................................11
         1.86     MSSF Pre-Petition Credit Facility.....................................................11
         1.87     MSSF Pre-Petition Credit Facility Lenders.............................................11
         1.88     Nationwide............................................................................11
         1.89     New Common Stock......................................................................11
         1.90     New Equity Incentive Plan.............................................................11
         1.91     New Preferred Stock...................................................................12
         1.92     New Preferred Stock Certificate of Designation........................................12
         1.93     New Subsidiary Equity.................................................................12
         1.94     Old Equity Interest...................................................................12
         1.95     Old Equity Security...................................................................12
         1.96     Old Lodgian Common Stock..............................................................12
         1.97     Old Lodgian Common Stock Interest.....................................................12
         1.98     Old Subsidiary Equity Interest........................................................12
         1.99     Person................................................................................12
         1.100    Plan..................................................................................12
         1.101    Plan Documents........................................................................13
         1.102    Plan Proponents.......................................................................13
         1.103    Plan Securities ......................................................................13
         1.104    Plan Supplement.......................................................................13
         1.105    Priority Non-Tax Claim................................................................13
         1.106    Priority Tax Claim....................................................................13
         1.107    Pro Rata Share........................................................................13
         1.108    Registration Rights Agreement.........................................................14
         1.109    Releasees.............................................................................14
         1.110    Reorganized Debtor....................................................................14
         1.111    Reorganized Lodgian...................................................................14
         1.112    Roundabout Debtor.....................................................................14
         1.113    Schedule of Assumed Contracts.........................................................14
         1.114    Schedules.............................................................................14
         1.115    Secured Claim.........................................................................14
         1.116    Senior Subordinated Notes.............................................................15
         1.117    Senior Subordinated Notes Claim.......................................................15
         1.118    Senior Subordinated Notes Guarantees..................................................15
         1.119    Senior Subordinated Notes Guarantor Debtors...........................................15
         1.120    Senior Subordinated Notes Indenture...................................................15
         1.121    Subclass..............................................................................15
         1.122    Subclass 1-H Note.....................................................................15

         1.123    Subclass 1-O Note.....................................................................15
         1.124    Subclass Debtor.......................................................................15
         1.125    Subordinated Claim....................................................................16
         1.126    Third Party Owned Old Subsidiary Equity Interest......................................16
         1.127    Tort Claim............................................................................16
         1.128    Warrants..............................................................................16
         1.129    Warrant Agreements....................................................................16
         1.130    Wells Fargo...........................................................................16
         1.131    Wells Fargo Agreements................................................................16
         1.132    Wilmington Trust......................................................................16

         B.       Interpretation; Application of Definitions and Rules of Construction..................16


SECTION 2.        ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.................................17

         2.1      Administrative Expense Claims.........................................................17
         2.2      Compensation and Reimbursement Claims.................................................17
         2.3      Priority Tax Claims...................................................................18
         2.4      DIP Financing Facility Claims.........................................................18
         2.5      Indenture Trustee Claims..............................................................18

SECTION 3.        CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.........................................19

         3.1      Classes...............................................................................20
         3.2      Subclasses for Class 1................................................................20
         3.3      Subclasses for Class 3................................................................21
         3.4      Subclasses for Class 10...............................................................21

SECTION 4.        TREATMENT OF CLAIMS AND EQUITY INTERESTS..............................................21

         4.1      Secured Claims (Class 1)..............................................................21
         4.2      Priority Non-Tax Claims (Class 2).....................................................23
         4.3      General Unsecured Claims (Class 3)....................................................23
         4.4      Senior Subordinated Notes Claims (Class 4)............................................24
         4.5      Convenience Claims (Class 5)..........................................................24
         4.6      CRESTS Claims (Class 7)...............................................................24
         4.7      Old Lodgian Common Stock Interests (Class 8)..........................................25
         4.8      Debtor Owned Old Subsidiary Equity Interests (Class 9)................................25
         4.9      Third Party Owned Old Subsidiary Equity Interests (Class 10)..........................25
         4.10     Subordinated Claims (Class 11)........................................................26

SECTION 5.        ACCEPTANCE OR REJECTION OF PLAN.......................................................26

         5.1      Voting of Claims or Equity Interests..................................................26
         5.2      Acceptance by a Class.................................................................27
         5.3      Presumed Acceptance of Plan...........................................................27
         5.4      Presumed Rejection of Plan............................................................27

SECTION 6.        MEANS FOR IMPLEMENTATION..............................................................27

         6.1      Exit Financing........................................................................27
         6.2      Authorization of Plan Securities......................................................27
         6.3      Warrant Agreements....................................................................28
         6.4      Waiver of Subordination...............................................................28
         6.5      Registration Rights Agreement.........................................................28
         6.6      Listing of Plan Securities............................................................28
         6.7      New Equity Incentive Plan.............................................................28
         6.8      Cancellation of Existing Securities and Agreements....................................29
         6.9      Board of Directors and Executive Officers.............................................29
         6.10     Amended Organizational Documents......................................................29
         6.11     Request for Approval of Class 4 Compromise............................................30
         6.12     Authorization of Notes................................................................30
         6.13     Liquidating Debtors...................................................................30

SECTION 7.        DISTRIBUTIONS.........................................................................31

         7.1      Distribution Record Date..............................................................31
         7.2      Date of Distributions.................................................................31
         7.3      Distributions to Classes..............................................................31
         7.4      Disbursing Agent......................................................................32
         7.5      Rights and Powers of Disbursing Agent.................................................32
         7.6      Surrender of Instruments..............................................................32
         7.7      Delivery of Distributions.............................................................33
         7.8      Manner of Payment Under Plan..........................................................33
         7.9      Fractional Shares and Fractional Warrants.............................................34
         7.10     De Minimis Distributions..............................................................34
         7.11     Exemption from Securities Laws........................................................34
         7.12     Setoffs...............................................................................34
         7.13     Allocation of Plan Distribution Between Principal and Interest........................35
         7.14     Withholding and Reporting Requirements................................................35
         7.15     Time Bar to Cash Payments.............................................................35
         7.16     Transactions on Business Days.........................................................35
         7.17     Closing of Chapter 11 Cases...........................................................35

SECTION 8.        PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS AND EQUITY INTERESTS............36

         8.1      Payments and Distributions with Respect to Disputed Claims and Equity Interests.......36
         8.2      Preservation of Insurance.............................................................36
         8.3      Resolution of Disputed Claims and Equity Interests....................................37
         8.4      Distributions After Allowance.........................................................38
         8.5      Estimation of Claims and Equity Interests.............................................38
         8.6      No Recourse...........................................................................38
         8.7      Mediation of Disputed Claims and Equity Interests.....................................39
         8.8      Interest and Dividends................................................................40

SECTION 9.        EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................................40

         9.1      General Treatment.....................................................................40
         9.2      Cure of Defaults......................................................................41
         9.3      Approval of Rejection of Executory Contracts and Unexpired Leases.....................41
         9.4      Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
                  Unexpired Leases Rejected Pursuant to Plan............................................41
         9.5      Survival of Debtors' Corporate Indemnities............................................42

SECTION 10.       CONDITIONS PRECEDENT TO EFFECTIVE DATE................................................42

         10.1     Conditions to Effective Date..........................................................42
         10.2     Waiver of Conditions..................................................................42

SECTION 11.       EFFECT OF CONFIRMATION................................................................42

         11.1     Vesting of Assets.....................................................................42
         11.2     Discharge of Claims and Cancellation of Equity Interests..............................43
         11.3     Discharge of Debtors..................................................................43
         11.4     Binding Effect........................................................................43
         11.5     Term of Injunctions or Stays..........................................................44
         11.6     Injunction Against Interference with Plan.............................................44
         11.7     Exculpation...........................................................................44
         11.8     Rights of Action......................................................................44
         11.9     Release by Debtors....................................................................45
         11.10    Release of Releasees by Other Releasees...............................................45
         11.11    Claims of the United States Government................................................45

SECTION 12.       RETENTION OF JURISDICTION.............................................................46


SECTION 13.       MISCELLANEOUS PROVISIONS..............................................................47

         13.1     Retiree Benefits......................................................................47
         13.2     Deletion of Classes and Subclasses....................................................47
         13.3     Addition of Classes and Subclasses. ..................................................48
         13.4     Committee.............................................................................48
         13.5     Exemption from Transfer Taxes.........................................................48
         13.6     Substantial Consummation..............................................................48
         13.7     Payment of Statutory Fees.............................................................48
         13.8     Amendments............................................................................49
         13.9     Revocation or Withdrawal of Plan......................................................49
         13.10    Cramdown..............................................................................49
         13.11    Severability..........................................................................49
         13.12    Request for Expedited Determination of Taxes..........................................50
         13.13    Courts of Competent Jurisdiction......................................................50
         13.14    Governing Law.........................................................................50
         13.15    Time..................................................................................50
         13.16    Headings..............................................................................50
         13.17    Exhibits..............................................................................51
         13.18    Notices...............................................................................51


EXHIBITS

Exhibit A:        List of Debtors

Exhibit B:        List of Class 10 Subclass Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x

In re                                       :         Chapter 11

LODGIAN, INC., et al.,                      :         Case No. 01-16345 (BRL)

                            Debtors.        :         Jointly Administered
--------------------------------------------x


               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                  Lodgian, Inc. and the other above-captioned debtors and debtors-in-possession (other than the CCA Debtors), together with the official committee of unsecured creditors appointed in these chapter 11 cases, propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of title 11 of the United States Code.

                  WHILE THIS IS A JOINT PLAN FOR EACH OF THE DEBTORS, IT DOES NOT PROVIDE THAT THESE CHAPTER 11 CASES WILL BE SUBSTANTIVELY CONSOLIDATED. ACCORDINGLY, TO THE EXTENT APPLICABLE TO A DEBTOR, ALL OF THE PROVISIONS OF THIS PLAN, INCLUDING WITHOUT LIMITATION THE DEFINITIONS AND DISTRIBUTIONS TO CREDITORS AND EQUITY INTEREST HOLDERS, SHALL APPLY TO THE RESPECTIVE ASSETS OF, CLAIMS AGAINST, AND EQUITY INTERESTS IN, SUCH DEBTOR'S SEPARATE ESTATE.

         THE PROPONENTS OF THIS PLAN RESERVE THE RIGHT TO PROCEED WITH CONFIRMATION OF THIS PLAN AS TO SOME BUT NOT ALL OF THE DEBTORS AT THE SAME TIME.

         SECTION 1.        .DEFINITIONS AND INTERPRETATION

                  A.       DEFINITIONS.

                  The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

                  1.1 A WARRANTS means warrants, substantially in the form set forth in the A Warrant Agreement, to purchase shares of New Common Stock representing in the aggregate up to 17.75% of the sum of (i) shares of New Common Stock issued on the Effective Date and (ii) shares of New Common Stock issuable upon the exercise of the A

Warrants, to be issued by Reorganized Lodgian pursuant to the Plan and the A Warrant Agreement.

                  1.2 A WARRANT AGREEMENT means the warrant agreement between Reorganized Lodgian and the warrant agent named therein, substantially in the form set forth in the Plan Supplement.

                  1.3 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the applicable Debtor's Estate, any actual and necessary costs and expenses of operating the applicable Debtor's businesses, any indebtedness or obligations incurred or assumed by the applicable Debtor, as a debtor-in-possession, during the Chapter 11 Cases (including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services), any allowances of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Estate of the applicable Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

                  1.4 ALLOWED means, with reference to any Claim or Equity Interest, (i) any Claim against or Equity Interest in any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the applicable Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or equity interest has been filed, (ii) any timely filed Claim or Equity Interest as to which no objection to allowance has been interposed in accordance with Section 8.3 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent that such objection is determined in favor of the respective holder, or (iii) any Claim or Equity Interest expressly allowed by a Final Order or hereunder.

                  1.5 AMENDED ORGANIZATIONAL DOCUMENTS means the corporate, partnership or limited liability company organizational documents, as applicable, of each Debtor as amended and adopted on the Effective Date as necessary to comply with the requirements of the Bankruptcy Code and effect the terms of this Plan (including the implementation of the Exit Financing), substantially in the form set forth in the Plan Supplement for Reorganized Lodgian and, to the extent material, each other Reorganized Debtor.

                  1.6 B WARRANTS means warrants, substantially in the form set forth in the B Warrant Agreement, to purchase shares of New Common Stock representing in the aggregate up to 10.79% of the sum of (i) shares of New Common Stock issued on the

Effective Date and (ii) shares of New Common Stock issuable upon the exercise of the A Warrants and the B Warrants, to be issued by Reorganized Lodgian pursuant to the Plan and the B Warrant Agreement.

                  1.7 B WARRANT AGREEMENT means the warrant agreement between Reorganized Lodgian and the warrant agent named therein, substantially in the form set forth in the Plan Supplement.

                  1.8 BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  1.9 BANKRUPTCY COURT means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of the reference of the Chapter 11 Cases pursuant to 28 U.S.C.ss. 157(a), the United States Bankruptcy Court for the Southern District of New York.

                  1.10 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

                  1.11 BO AGREEMENTS means the Mortgage Financing Agreements dated as of April 26, 1999 between Nationwide and Dedham Lodging Associates I, L.P.

                  1.12 BO/ROCKBRIDGE AGREEMENTS means the Mortgage Financing Agreements dated as of December 8, 1998 between Nationwide and the following
Debtors: Lodgian AMI, Inc., Island Motel Enterprises, Inc. and Penmoco, Inc.

                  1.13 BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  1.14 CASH means legal tender of the United States of America.

                  1.15 CATCH-UP DISTRIBUTION means with respect to each holder of an Allowed Claim in any Class 3 Subclass, the difference between (i) the aggregate number of shares of New Preferred Stock and New Common Stock that such holder would have received if the resolution of all Disputed Claims in such Subclass had been known on the Effective Date, and (ii) the aggregate number of shares of New Preferred Stock and New Common Stock previously received by such holder.

                  1.16     CCA means The Capital Company of America LLC.

                  1.17 CCA DEBTORS means IMPAC Hotels II, L.L.C. and IMPAC Hotels III, L.L.C., as debtors and debtors in possession in chapter 11 cases No. 01-16367 and No. 01-16375, respectively.

                  1.18 CHAPTER 11 CASES means individually, the voluntary case commenced by each Debtor under its respective case number as listed in Exhibit A, and collectively, the voluntary cases under chapter 11 of the Bankruptcy Code commenced by each Debtor on the Commencement Date in the United States Bankruptcy Court for Southern District of New York, styled In re Lodgian, Inc., et al., Case No. 01-16345 (BRL), which are currently pending before the Bankruptcy Court.

                  1.19 CHASE means JPMorgan Chase Bank, as successor indenture trustee to Texas Commerce Bank National Association.

                  1.20 CHASE AGREEMENTS means the Mortgage Financing Agreements dated as of January 1, 1997 among Chase, the City of Manhattan, Kansas, the City of Lawrence, Kansas, and the following Debtors: Manhattan Hospitality Associates, L.P. and Lawrence Hospitality Associates, L.P.

                  1.21 CLAIM means (i) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

                  1.22 CLASS means a class of Claims or Equity Interests established pursuant to Section 3.

                  1.23 CLASS 1 AMENDED NOTE means, with respect to any Class 1 Subclass, an amendment and restatement of the applicable Debtor's payment obligations under the applicable Mortgage Financing Agreements, in a principal amount equal to 100% of the amount of the applicable Allowed Claim and, except to the extent otherwise agreed by the holder of the Allowed Claim and the Applicable Debtor, providing for the same interest rate and maturity and periodic debt service payments on the same dates and in the same amounts as provided under the existing Mortgage Financing Agreements, except that the amount of any originally scheduled principal payments overdue as of the Effective Date shall be payable at final maturity, provided that the final maturity of the Class 1 Amended Note for Subclass 1-L shall be extended to November 30, 2005. Except to the extent otherwise agreed by the holder of the Allowed Claim and the Applicable Debtor, each Amended Class 1 Note shall continue to be secured by the

Collateral securing the applicable Allowed Claim. The definitive terms of each Class 1 Amended Note shall be provided in a separate stipulation and order.

                  1.24 CLASS 3 LIQUIDATING SUBCLASSES means Class 3 Subclasses consisting of General Unsecured Claims against a Liquidating Debtor.

                  1.25 CLASS 3 LODGIAN SUBCLASSES means Class 3 Subclasses consisting of General Unsecured Claims against a Lodgian Debtor.

                  1.26 CLASS 3 LODGIAN PLAN SECURITIES means (i) 309,400 shares of New Preferred Stock and (ii) 366,589 shares of New Common Stock.

                  1.27 CLASS 3 LODGIAN SUBCLASS PLAN SECURITIES means for each Class 3 Lodgian Subclass, the percentage of Class 3 Lodgian Plan Securities specified for the Subclass Debtor in Exhibit A.

                  1.28 CLASS 4 COMPROMISE means the overall compromise and settlement embodied in this Plan of certain issues between the Debtors and the holders of the Senior Subordinated Notes Claims, including the amount of Allowed Senior Subordinated Notes Claims against each Senior Subordinated Notes Guarantor Debtor, the determination of the Debtors that are liable as Senior Subordinated Notes Guarantor Debtors, as well as the valuation of the Debtors on which recoveries on account of Allowed Claims and Allowed Equity Interests should be based.

                  1.29 CLASS 4 PLAN SECURITIES means (i) 4,690,600 shares of New Preferred Stock and (ii) 5,557,511 shares of New Common Stock.

                  1.30 CLASS 7 PLAN SECURITIES means (i) 868,000 shares of New Common Stock, (ii) 83.33% of the A Warrants and (iii) 24.39% of the B Warrants.

                  1.31 CLASS 8 PLAN SECURITIES means (i) 207,900 shares of New Common Stock, (ii) 16.67% of the A Warrants and (iii) 75.61% of the B Warrants.

                  1.32 COLLATERAL means any property or interest in property of the Estate of any Debtor subject to a lien, charge or other encumbrance to secure the payment or performance of a Claim, which lien, charge or other encumbrance is not subject to avoidance under the Bankruptcy Code.

                  1.33     COLUMN means Column Financial, Inc.

                  1.34 COLUMN AGREEMENTS means the Mortgage Financing Agreements dated as of June 29, 1995 between Column and East Washington Hospitality Limited Partnership.

                  1.35 COLUMN/CRIIMI MAE AGREEMENTS means the Mortgage Financing Agreements dated as of January 31, 1995 between Column and McKnight Motel, Inc.

                  1.36 COMMENCEMENT DATE means December 20, 2001 with respect to all of the Debtors; provided, however, that "Commencement Date" means
(i) December 21, 2001 with respect to Worcester Hospitality, L.P., Lodgian Hotels, Inc., Brecksville Hospitality, L.P. and Sioux City Hospitality, L.P., and (ii) April 17, 2002 with respect to New Orleans Airport Motel Associates, L.P.

                  1.37 COMMITTEE means the official committee of general unsecured creditors appointed by the Office of the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as the membership of such Committee may be altered from time to time.

                  1.38 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

                  1.39 CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                  1.40 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.41 CONVENIENCE CLAIM means (i) an Allowed General Unsecured Claim against any of the Debtors in an amount equal to $200 or less,
(ii) the Allowed General Unsecured Claim against any of the Debtors of a holder that has irrevocably elected on its ballot to reduce such Claim against such Debtor(s) to the amount of $200, or (iii) a Disputed Claim against any of the Debtors that becomes an Allowed General Unsecured Claim of $200 or less with the consent of, and in the amount agreed to by, the applicable Debtor or pursuant to a Final Order.

                  1.42 CRESTS means the 7% Convertible Redeemable Equity Structured Trust Securities issued by LCT I.

                  1.43 CRESTS CLAIMS means, collectively, the Claims of LCT I as holder of the CRESTS Junior Subordinated Debentures and the Claims of the holders of the CRESTS under the CRESTS Guarantee.

                  1.44 CRESTS GUARANTEE means the guarantee of certain payments in respect of the CRESTS originally made by Servico, Inc., and assumed by Lodgian, Inc., pursuant to the CRESTS Guarantee Agreement.

                  1.45 CRESTS GUARANTEE AGREEMENT means the Guarantee Agreement dated as of June 17, 1998 by Servico, Inc., Lodgian, Inc. and Wilmington Trust, as the same may be amended or supplemented from time to time to and including the Effective Date.

                  1.46 CRESTS INDENTURE means the Indenture dated as of June 17, 1998, as supplemented by the First Supplemental Indenture dated as of June 17, 1998, among Servico, Inc., Lodgian, Inc. and Wilmington Trust, as the same may be amended or supplemented from time to time to and including the Effective Date.

                  1.47 CRESTS JUNIOR SUBORDINATED DEBENTURES means the 7% Convertible Junior Subordinated Debentures due 2010 originally issued by Servico, Inc., and assumed by Lodgian, Inc., pursuant to the CRESTS Indenture.

                  1.48     DDL KINSER means DDL Kinser Partners LLC.

                  1.49 DDL KINSER AGREEMENTS means the Mortgage Financing Agreements dated as of December 29, 1986 between Kinser Motel Enterprises and Westinghouse Credit Corporation, as modified on May 7, 1992 by order confirming Servico Inc.'s Plan of Reorganization and ultimately assigned to DDL Kinser.

                  1.50 DEBTORS means, collectively, Lodgian, Inc. and the debtors identified in Exhibit A, including in their capacity as debtors-in-possession pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

                  1.51 DEBTOR OWNED OLD SUBSIDIARY EQUITY INTEREST means an Old Subsidiary Equity Interest held by any Debtor.

                  1.52 DEUTSCHE BANK means Deutsche Bank Trust Company Americas, as Trustee under the Senior Subordinated Notes Indenture.

                  1.53 DIP FINANCING FACILITY means that certain Revolving Credit and Guaranty Agreement, dated as of December 31, 2001, among Lodgian, Inc., the other Debtors named therein and the DIP Lenders, together with all other Loan Documents (as defined therein), as each of the foregoing may be amended or modified from time to time to and including the Effective Date.

                  1.54 DIP LENDERS means entities from time to time party to the DIP Financing Facility as lenders and MSSF, as administrative agent and collateral agent.

                  1.55 DISBURSING AGENT means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 7.4 hereof.

                  1.56 DISPUTED CLAIM means any Claim which has not been Allowed pursuant to this Plan or a Final Order, and

                  (a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor(s) or the Reorganized Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

                  (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but for which the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules;
(iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated and which has not been resolved by written agreement of the parties or a Final Order; (iv) a Claim for which a timely objection or request for estimation is interposed by the applicable Debtor(s) or the Reorganized Debtors or any other party in interest, which has not been withdrawn or determined by a Final Order; or (v) any Tort Claim.

                  1.57 DISPUTED EQUITY INTEREST means any Equity Interest, or any portion thereof, that has not been Allowed.

                  1.58 DISTRIBUTION RECORD DATE means the date fixed as the "Distribution Record Date" by order of the Bankruptcy Court approving, inter alia, procedures to solicit acceptances or rejections of this Plan.

                  1.59 DIVISION means a division of a Class of Claims or Equity Interests established pursuant to Section 3.

                  1.60 DLJ/COLUMN/CRIIMI MAE AGREEMENTS means the Mortgage Financing Agreements dated as of January 31, 1995 between Column and the following Debtors: Hilton Head Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc., Moon Airport Motel, Inc., Servico Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc. and New Orleans Airport Motel Associates, L.P.

                  1.61 EFFECTIVE DATE means a Business Day on or after the Confirmation Date specified by the Plan Proponents on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions to the effectiveness of this Plan specified in Section 10.1 hereof have been satisfied or waived. The Plan Proponents may specify different Effective Dates for one or more Debtors

                  1.62 EQUITY INTEREST means the rights of a holder of an Equity Security.

                  1.63 EQUITY SECURITY means, with respect to any Debtor, its authorized capital stock, membership interests, partnership interests or similar ownership interests, whether or not transferable, including any option, warrant or right, contractual or otherwise, to acquire any such interest.

                  1.64 ESTATE means, as to each Debtor, the estate created pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor's Chapter 11 Case.

                  1.65 EXIT FINANCING AGREEMENTS means the Mortgage Financing Agreements to be entered into on the Effective Date among the Exit Financing Lender, Reorganized Lodgian and the Exit Financing Borrowers and, in the case of the principal agreements, substantially in the form set forth in the Plan Supplement.

                  1.66 EXIT FINANCING BORROWERS means the Reorganized Debtors to be named as the borrowers under the Exit Financing Agreements.

                  1.67 EXIT FINANCING LENDER means the Person(s) named as the lender(s) under the Exit Financing Agreements.

                  1.68 FINAL DISTRIBUTION DATE means, in the event that there exist on the Effective Date any Disputed Claims or Equity Interests, a date selected by the Plan Proponents, in their sole discretion, on which all such Disputed Claims or Equity Interests have been resolved by Final Order.

                  1.69 FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

                  1.70     FIRST UNION means First Union Bank of North Carolina.

                  1.71 FIRST UNION AGREEMENTS means the Mortgage Financing Agreements dated as of March 18, 1997 between First Union and Atlanta-Boston Lodging L.L.C.

                  1.72     GMAC means GMAC Commercial Mortgage Corporation.

                  1.73 GMAC AGREEMENTS means the Mortgage Financing Agreements dated as of May 9, 1996 between GMAC and Servico Lansing, Inc.

                  1.74 GMAC-ORIX AGREEMENTS means the Mortgage Financing Agreements (i) dated as of July 18, 1996 between GMAC and the following Debtors:
Servico Council Bluffs, Inc., Servico West Des Moines, Inc., Servico Omaha, Inc., Servico Omaha Central, Inc. and Servico Wichita, Inc., and (ii) dated as of January 17, 1996 between Loan Services, Inc. and the following Debtors:
Brecksville Hospitality, L.P., Sioux City Hospitality, L.P. and 1075 Hospitality, L.P.

                  1.75 GMAC-ORIX DEBTORS means Brecksville Hospitality, L.P., Servico Council Bluffs, Inc., Servico Omaha, Inc., Servico Omaha Central, Inc., Servico West Des Moines, Inc., Servico Wichita, Inc., Sioux City Hospitality, L.P. and 1075 Hospitality, L.P.

                  1.76 GENERAL UNSECURED CLAIM means any Claim against the applicable Debtor that (i) is not an Administrative Expense Claim, a Priority Tax Claim, a Secured Claim, a Priority Non-Tax Claim, a Senior Subordinated Notes Claim, a CRESTS Claim or a Subordinated Claim, or (ii) is otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.

                  1.77 INTER-COMPANY CLAIM means any General Unsecured Claim held by a Debtor against another Debtor.

                  1.78 LCT I means Lodgian Capital Trust I, a Delaware statutory business trust.

                  1.79 LCT I DECLARATION OF TRUST means the Declaration of Trust dated May 15, 1998, as amended by the Amended and Restated Declaration of Trust dated as of June 17, 1998, by and among the Regular Trustees named therein and Wilmington Trust Company, as the Initial Property Trustee and initial Delaware Trustee, as the same may be amended or supplemented from time to time to and including the Effective Date.

                  1.80     LEHMAN means Lehman Brothers Holdings, Inc.

                  1.81 LEHMAN/CRIIMI MAE AGREEMENTS means the Mortgage Financing Agreements (i) dated as of June 30, 1997 between Lehman and the following Debtors: Melbourne Hospitality Associates, L.P. and Fort Wayne Hospitality Associates II, L.P., (ii) dated as of April 11, 1997 between Lehman and Servico Frisco, Inc., and (iii) dated as of October 21, 1996 between Lehman and the following Debtors: Worcester Hospitality, L.P. and Apico Inns of Pittsburgh, Inc.

                  1.82 LIQUIDATING DEBTORS means the GMAC-Orix Debtors and the Roundabout Debtor.

                  1.83 LODGIAN DEBTORS means the Debtors other than the Liquidating Debtors.

                  1.84 MORTGAGE FINANCING AGREEMENTS means, with respect to any financing arrangements secured by any Debtor's interest in any hotel property (including any leasehold interest), the applicable loan agreements and all related agreements, instruments and other documents, including all promissory notes, mortgages (including leasehold mortgages), security agreements and assignments of leases and rents, as the same may be amended or modified from time to time.

                  1.85     MSSF means Morgan Stanley Senior Funding, Inc.

                  1.86 MSSF PRE-PETITION CREDIT FACILITY means that certain Credit Agreement dated as of July 23, 1999 among Lodgian Finance Corp., Lodgian, Inc., the other Debtors named therein and the Pre-Petition Credit Facility Lenders, together with all other Loan Documents (as defined therein), as each of the foregoing may be amended or modified from time to time to and including the Effective Date.

                  1.87 MSSF PRE-PETITION CREDIT FACILITY LENDERS mean entities from time to time party to the MSSF Pre-Petition Credit Facility as lenders and MSSF, as administrative agent and collateral agent.

                  1.88     NATIONWIDE means Nationwide Life Insurance Company.

                  1.89 NEW COMMON STOCK means the shares of common stock, par value $0.01 per share, of Reorganized Lodgian to be authorized pursuant to Reorganized Lodgian's Amended Organizational Documents, including 7,000,000 shares to be issued by Reorganized Lodgian on the Effective Date and additional shares issuable under the New Equity Incentive Plan and upon exercise of the Warrants.

                  1.90 NEW EQUITY INCENTIVE PLAN means the equity incentive plan to be adopted by Reorganized Lodgian on the Effective Date, under which shares of New Common Stock representing in the aggregate up to 10.0% of the New Common Stock on a fully diluted basis will be available for issuance, substantially in the form set forth in the Plan Supplement.

                  1.91 NEW PREFERRED STOCK means the 5,000,000 shares of 12.25% preferred stock of Reorganized Lodgian, having the rights, powers and preferences set forth in the New Preferred Stock Certificate of Designation, to be issued by Reorganized Lodgian on the Effective Date in an initial aggregate liquidation preference of $125,000,000.

                  1.92 NEW PREFERRED STOCK CERTIFICATE OF DESIGNATION means the certificate of designation for the New Preferred Stock to be adopted by Reorganized Lodgian on the Effective Date, substantially in the form set forth in the Plan Supplement.

                  1.93 NEW SUBSIDIARY EQUITY means, with respect to each Reorganized Debtor other than Reorganized Lodgian, the Equity Securities to be authorized pursuant to such Reorganized Debtor's Amended Organizational Documents, including Equity Securities to be issued by such Reorganized Debtor on the Effective Date.

                  1.94 OLD EQUITY INTEREST means an Equity Interest represented by an Old Equity Security.

                  1.95 OLD EQUITY SECURITY means an Equity Security of any Debtor issued by such Debtor and outstanding immediately prior to the Effective Date, including Old Lodgian Common Stock.

                  1.96 OLD LODGIAN COMMON STOCK means the authorized common stock, par value $0.01 per share, of Lodgian, Inc., or any option, warrant or right, contractual or otherwise, to acquire any such common stock, issued by Lodgian, Inc. and outstanding immediately prior to the Effective Date.

                  1.97 OLD LODGIAN COMMON STOCK INTEREST means an Equity Interest represented by Old Lodgian Common Stock.

                  1.98 OLD SUBSIDIARY EQUITY INTEREST means an Equity Interest represented by an Old Equity Security of any Debtor other than Lodgian, Inc.

                  1.99 PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

                  1.100 PLAN means this first amended joint chapter 11 plan of reorganization of the Debtors, to the extent applicable to any Debtor, including the Plan Supplement and the exhibits hereto and thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.101 PLAN DOCUMENTS means the documents to be executed, delivered, assumed or performed in conjunction with the consummation of this Plan on the Effective Date, including (i) the Amended Organizational Documents,
(ii) the New Preferred Stock Certificate of Designation, (iii) the Warrant Agreements, (iv) the Registration Rights Agreement, (v) the New Equity Incentive Plan, (vi) the Exit Financing Agreements, (vii) the Class 1 Amended Notes,
(viii) the Subclass 1-H Note and (ix) the Subclass 1-O Note. Each of the Plan Documents to be entered into or adopted as of the Effective Date will be filed in draft form in the Plan Supplement.

                  1.102    PLAN PROPONENTS means each Debtor and the Committee.

                  1.103 PLAN SECURITIES means, collectively, the New Preferred Stock, the New Common Stock and the Warrants.

                  1.104 PLAN SUPPLEMENT means a supplemental appendix to this Plan that will contain (i) the draft form of the Plan Documents to be entered into as of the Effective Date and (ii) the Schedule of Assumed Contracts as of the date of the Plan Supplement, to be filed seven (7) days before the date of the Confirmation Hearing, and in any event no later than five (5) days prior to the last date by which votes to accept or reject this Plan must be submitted.

                  1.105 PRIORITY NON-TAX CLAIM means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  1.106 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.107    PRO RATA SHARE means, with respect to:

                  (i) an Allowed Claim in a Class 3 Lodgian Subclass, a fractional share of the Class 3 Lodgian Subclass Plan Securities, as the case may be, for that Subclass, equal to (x) the amount of such Allowed Claim divided by (y) the aggregate amount of Allowed Claims in that Subclass;

                  (ii) an Allowed Claim in Class 4, a fractional share of the Class 4 Plan Securities equal to (x) the principal amount of Senior Subordinated Notes underlying such Allowed Claim divided by (y) $200,000,000;

                  (iii) an Allowed Claim in Class 7, a fractional share of the Class 7 Plan Securities equal to (x) the number of CRESTS underlying such Allowed Claim divided by
                           (y) 3,500,000; and

                  (iv) an Allowed Equity Interest in Class 8, a fractional share of the Class 8 Plan Securities equal to (x) the number of shares of Old Lodgian Common Stock comprising such Allowed Equity Interest divided by
                           (y) 28,479,837.

                  1.108 REGISTRATION RIGHTS AGREEMENT means the registration rights agreement between Reorganized Lodgian and certain holders of Plan Securities, substantially in the form set forth in the Plan Supplement.

                  1.109 RELEASEES means, collectively, (i) any director, officer, agent or employee of any Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, (ii) the Committee and (iii) any member of the Committee, any member, director, officer, agent or employee of a member of the Committee, or any of the Debtors' or the Committee's attorneys or advisors, in each case who were acting, employed or otherwise serving in such capacity on the Confirmation Date.

                  1.110 REORGANIZED DEBTOR means each Debtor on or after the Effective Date, including without limitation Reorganized Lodgian.

                  1.111 REORGANIZED LODGIAN means Lodgian, Inc., on and after the Effective Date.

                  1.112    ROUNDABOUT DEBTOR means Raleigh-Downtown Enterprises,
Inc.

                  1.113 SCHEDULE OF ASSUMED CONTRACTS means the schedule listing the executory contracts and unexpired leases to be assumed by any Debtor, to be filed in the Plan Supplement.

                  1.114 SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by each Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

                  1.115 SECURED CLAIM means a Claim to the extent (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (A) as set forth in this Plan, (B) as agreed to by the holder of such Claim and the applicable Debtor(s), or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

                  1.116 SENIOR SUBORDINATED NOTES means the 12 1/4% Senior Subordinated Notes due 2009 issued by Lodgian Financing Corp., and guaranteed by Lodgian, Inc. and certain other Debtors, pursuant to the Senior Subordinated Notes Indenture.

                  1.117 SENIOR SUBORDINATED NOTES CLAIM means, collectively, the Claims of a holder of Senior Subordinated Notes under the Senior Subordinated Notes and the Senior Subordinated Notes Guarantees.

                  1.118 SENIOR SUBORDINATED NOTES GUARANTEES means the guarantee of the Senior Subordinated Notes by Lodgian, Inc. and the Senior Subordinated Notes Guarantor Debtors pursuant to the Senior Subordinated Notes Indenture.

                  1.119 SENIOR SUBORDINATED NOTES GUARANTOR DEBTORS means the Debtors that are party to the Senior Subordinated Notes Guarantees.

                  1.120 SENIOR SUBORDINATED NOTES INDENTURE means the Indenture dated as of July 23, 1999 between Lodgian Financing Corp., Lodgian, Inc., the other Debtors named therein and Bankers Trust Company, as trustee, as the same may be amended or modified from time to time to and including the Effective Date.

                  1.121 SUBCLASS means a subclass of a Class of Claims or Equity Interests established pursuant to Section 3.

                  1.122 SUBCLASS 1-H NOTE means a note in the principal amount of the Allowed Claims in Subclass 1-H, with an interest rate of 7.0% per annum and maturing on the fifth anniversary of the Effective Date. Interest on the Subclass 1-H Note will be payable monthly. Beginning after the first anniversary of the Effective Date, the Subclass 1-H Note will require principal payments equivalent to a 48-year straight line amortization schedule, with the unpaid balance payable at final maturity. The Subclass 1-H Note will be secured by the Collateral securing the Allowed Claims in Subclass 1-H.

                  1.123 SUBCLASS 1-O NOTE means a note in the principal amount of the Allowed Claims in Subclass 1-O, with an interest rate of 7.0% per annum and maturing on the fifth anniversary of the Effective Date. Interest on the Subclass 1-O Note will be payable monthly. Beginning after the first anniversary of the Effective Date, the Subclass 1-O Note will require principal payments equivalent to a 48-year straight line amortization schedule, with the unpaid balance payable at final maturity. The Subclass 1-O Note will be secured by the Collateral securing the Allowed Claims in Subclass 1-O.

                  1.124 SUBCLASS DEBTOR means, with respect to any Subclass of Claims or Equity Interests, the Debtor against or in which such Claims or Equity Interests are Allowed.

                  1.125 SUBORDINATED CLAIM means any Claim against a Debtor, whether secured or unsecured, for any fine, penalty, forfeiture, attorneys' fees (to the extent that such attorneys' fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim and not statutorily prescribed, and all claims against any of the Debtors of the type described in Section 510(b) of the Bankruptcy Code relating to equity interests (including all Equity Interests).

                  1.126 THIRD PARTY OWNED OLD SUBSIDIARY EQUITY INTEREST means an Old Subsidiary Equity Interest held by any Person other than a Debtor.

                  1.127 TORT CLAIM means any Claim related to personal injury, property damage, products liability, wrongful death, employment litigation or other similar Claims against any of the Debtors arising out of events that occurred, in whole or in part, prior to the Commencement Date, which have not previously been compromised and settled or otherwise resolved.

                  1.128    WARRANTS means the A Warrants and the B Warrants.

                  1.129 WARRANT AGREEMENTS means the A Warrant Agreement and the B Warrant Agreement.

                  1.130 WELLS FARGO means Wells Fargo Bank Minnesota National Association, formerly known as and successor by merger to Norwest Bank Minnesota, National Association.

                  1.131 WELLS FARGO AGREEMENTS means the Mortgage Financing Agreements dated as of December 22, 1997 between Columbus Hospitality Associates, L.P. and Wells Fargo.

                  1.132 WILMINGTON TRUST. means Wilmington Trust Company, as Trustee under the CRESTS Indenture, the CRESTS Guarantee and the LCT I Declaration of Trust.

                  B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

                  Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         SECTION 2.        ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX
                           CLAIMS

                  2.1      ADMINISTRATIVE EXPENSE CLAIMS.

                  Except to the extent that the applicable Debtor and a holder of an Allowed Administrative Expense Claim agree to a different treatment, each Debtor shall pay to each holder of an Allowed Administrative Expense Claim against such Debtor, in full satisfaction of such Claim, Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by such Debtor, as a debtor-in-possession, or liabilities arising under loans or advances to or other obligations incurred by such Debtor, as debtor-in-possession, whether or not incurred in the ordinary course of business, shall be paid by such Debtor in the ordinary course of business, consistently with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

                  2.2      COMPENSATION AND REIMBURSEMENT CLAIMS.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and
(ii) the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Plan Proponents or, on and after the Effective Date, the Reorganized Debtors. Each Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

                  2.3      PRIORITY TAX CLAIMS.

                  Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor agree to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such Claim, payment in Cash of the Allowed Amount of such Claim over a period not exceeding six (6) years after the date of assessment of such Claim, with interest at a rate equal to the Federal Judgment Rate as of the Confirmation Date, payable monthly, in periodic payments having a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

                  2.4      DIP FINANCING FACILITY CLAIMS.

                  On the Effective Date, the applicable Debtors shall pay or arrange for the payment of all amounts outstanding under the DIP Financing Facility. Once such payments have been made, the DIP Financing Facility, except to the extent that any letters of credit remain outstanding thereunder as provided herein, shall be deemed terminated (subject in all respects to any carve-out approved by the Bankruptcy Court in the Final Order approving the DIP Financing Facility), and the DIP Lenders shall take all reasonable action to confirm the removal of any liens on the properties of the applicable Debtors securing the DIP Financing Facility. On the Effective Date, any outstanding letters of credit issued under the DIP Financing Facility shall be either replaced or cash collateralized under the Exit Financing Agreements.

                  2.5      INDENTURE TRUSTEE CLAIMS.

                  Each of Deutsche Bank and Wilmington Trust shall be granted, pursuant to section 503(b) of the Bankruptcy Code, an Administrative Claim for their reasonable fees, costs and expenses in performing their duties as Trustee including, but not limited to, reasonable fees, costs and expenses of their respective professionals, from the Commencement Date (including accrued and unpaid trustees fees as of the Commencement Date) through the Effective Date to the extent that such fees and expenses are either (i) not in dispute by the Plan Proponents or (ii) in the event of any dispute, determined by a Final Order of the Bankruptcy Court. The Reorganized Debtors will pay the reasonable fees, costs and expenses of Deutsche Bank and Wilmington Trust incurred after the Effective Date in connection with the making of any distribution under the Plan to the extent that such fees and expenses are either (i) not in dispute by the Plan Proponents or (ii) in the event of any dispute, determined by a Final Order of the Bankruptcy Court.

                  SECTION 3.        CLASSIFICATION OF CLAIMS AND EQUITY
                                    INTERESTS

                  This Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. Except for Administrative Expense Claims and Priority Tax Claims, all Claims against and Equity Interests in a particular Debtor are placed in the following Classes for each of the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described in Section 2, have not been classified and thus are excluded from the following Classes.

                  The following tables designate the Classes of Claims against and Equity Interests in each Debtor (as and to the extent that such Class of Claims or Equity Interests is applicable to such Debtor) and specify which of those Classes are (i) impaired or unimpaired by this Plan and (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject this Plan.

                  3.1      CLASSES.

----------------------------- --------------------------------------- ----------------------- ------------------------
           CLASS                           DESIGNATION                      IMPAIRMENT           ENTITLED TO VOTE
----------------------------- --------------------------------------- ----------------------- ------------------------

CLASS 1                       Secured Claims                          Impaired                Yes
     SUBCLASSES 1-A THROUGH   See Section 3.2
     1-P
CLASS 2                       Priority Non-Tax Claims                 Unimpaired              No (deemed to accept)
CLASS 3
     CLASS 3 LODGIAN          General Unsecured Claims against        Impaired                Yes
     SUBCLASSES               Lodgian Debtors
     CLASS 3 LIQUIDATING      General Unsecured Claims against        Impaired                No (deemed to reject)
     SUBCLASSES               Liquidating Debtors
CLASS 4                       Senior Subordinated Notes Claims        Impaired                Yes
CLASS 5                       Convenience Claims                      Impaired                Yes
CLASS 6                       [Reserved]
CLASS 6A                      [Reserved]
CLASS 7                       CRESTS Claims                           Impaired                Yes
CLASS 8                       Old Lodgian Common Stock Interests      Impaired                No (deemed to reject)
CLASS 9
     CLASS 9 LODGIAN          Debtor Owned Old Subsidiary Equity      Unimpaired              No (deemed to accept)
     SUBCLASSES               Interests in Lodgian Debtors
     CLASS 9 LIQUIDATING      Debtor Owned Old Subsidiary Equity      Impaired                No (deemed to reject)
     SUBCLASSES               Interests in Liquidating Debtors
CLASS  10                     Third Party Owned Old Subsidiary
                              Equity Interests
     DIVISIONS 10-A THROUGH   See Section 3.4                         10-A  Impaired          Yes
     10-D                                                             10-B  Impaired          Yes
                                                                      10-C  Unimpaired        No (deemed to accept)
                                                                      10-D  Impaired          Yes
CLASS 11                      Subordinated Claims                     Impaired                No (deemed to reject)
----------------------------- --------------------------------------- ----------------------- ------------------------


                  3.2      SUBCLASSES FOR CLASS 1.

                  For convenience of identification, this Plan classifies the Allowed Claims in Class 1 as a single Class. This Class is actually a group of 16 Subclasses, depending on the Collateral securing such Allowed Claims. Each Subclass is treated under this Plan as a separate class for voting and distribution purposes. The following table identifies the Subclasses for Class 1.

------------------ -------------------------------------------------- ----------------------- ------------------------
    SUBCLASS               DESIGNATION                                  IMPAIRMENT                ENTITLED TO VOTE
------------------ -------------------------------------------------- ----------------------- ------------------------

       1-A         BO Agreements                                      Impaired                Yes
       1-B         BO/Rockbridge Agreements                           Impaired                Yes
       1-C         [Reserved]
       1-D         Chase Agreements                                   Impaired                Yes
       1-E         Column/Criimi Mae Agreements                       Impaired                Yes
       1-F         DLJ/Column Agreements                              Impaired                Yes
       1-G         DLJ/Column/Criimi Mae Agreements                   Impaired                Yes
       1-H         DDL Kinser Agreements                              Impaired                Yes
       1-I         First Union Agreements                             Impaired                Yes
       1-J         GMAC Agreements                                    Impaired                Yes
       1-K         GMAC-Orix Agreements                               Impaired                Yes
       1-L         Lehman/Criimi Mae Agreements                       Impaired                Yes
       1-M         MSSF Pre-Petition Credit Facility                  Impaired                Yes
       1-N         [Reserved]
       1-O         Wells Fargo Agreements                             Impaired                Yes
       1-P         Miscellaneous                                      Depends on treatment    Depends on treatment

                  3.3      SUBCLASSES FOR CLASS 3.

                  For convenience of identification, this Plan classifies the Allowed Claims in Class 3 as a single Class. This Class is actually a group of 81 Subclasses, one for the Allowed Class 3 Claims against each Debtor. Each Subclass is treated under this Plan as a separate class for voting and distribution purposes.

                  3.4      SUBCLASSES FOR CLASS 10.

                  For convenience of identification, this Plan classifies the Allowed Equity Interests in Class 10 as a single Class. This Class is actually a group of 4 Subclasses, one for the Allowed Class 10 Equity Interests in each Debtor identified in Exhibit B. Each Subclass is treated under this Plan as a separate class for voting and distribution purposes.

                  SECTION 4.        TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  In full satisfaction and discharge of all of the Claims against or Equity Interests in the Debtors:

                  4.1      SECURED CLAIMS (CLASS 1).

                  (a) On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in a Class 1 Subclass shall receive (i) the treatment specified for such Subclass in the following table, except to the extent that a holder of an

Allowed Claim in such Subclass and the applicable Debtor have agreed to a different treatment, or (ii) such other treatment as the Bankruptcy Court shall approve in connection with confirmation of applicable Debtor's Plan through a "cram down" of such Subclass under section 1129(b) of the Bankruptcy Code.

-------------- --------------------------------------- ---------------------------------------------------------------
  SUBCLASS                  DESIGNATION                                          TREATMENT
-------------- --------------------------------------- ---------------------------------------------------------------

     1-A       BO Agreements                           Repaid in full in Cash.
     1-B       BO/Rockbridge Agreements                Repaid in full in Cash.
     1-C       [Reserved]
     1-D       Chase Agreements                        Class 1 Amended Note.
     1-E       Column/Criimi Mae Agreements            Class 1 Amended Note.
     1-F       DLJ/Column Agreements                   Class 1 Amended Note.
     1-G       DLJ/Column/Criimi Mae Agreements        Class 1 Amended Note.
     1-H       DDL Kinser Agreements                   Subclass 1-H Note.
     1-I       First Union Agreements                  Class 1 Amended Note.
     1-J       GMAC Agreements                         At the election of the applicable Debtor (i) repaid in full in Cash or (ii) a Class 1 Amended  Note.
     1-K       GMAC-Orix Agreements                    The Collateral securing the Allowed Claim.
     1-L       Lehman/Criimi Mae Agreements            Class 1 Amended Note.
     1-M       MSSF Pre-Petition Credit Facility       Repaid in full in Cash.
     1-N       [Reserved]
     1-O       Wells Fargo Agreements                  Subclass 1-O Note.
     1-P       Miscellaneous                           At the election of the applicable Debtor, holder will receive
                                                       (i) Cash equal to 100% of the amount of the Allowed Claim;
                                                       (ii) the net proceeds of sale of collateral up to the amount of Allowed Claim; (iii) the collateral securing the Allowed
                                                       Claim; (iv) a note with periodic Cash payments having a
                                                       present value equal to the amount of the Allowed Claim and secured by the existing collateral; (v) such treatment that leaves unaltered the legal, equitable and contractual rights of the holder; or (vi) such other distribution as is
                                                       necessary to satisfy the requirements of the Bankruptcy
                                                       Code.  In the event that a Debtor treats a Claim as described under clause (i) or (ii), the liens securing the Claim will be deemed released.


                  (b) Class 1 Claims are impaired, and the holders of Allowed Claims in Class 1 are entitled to vote to accept or reject this Plan. In the event that any Class 1 Subclass rejects this Plan, the applicable Subclass Debtor(s) reserves the right to (i) request, pursuant to Section 13.10, confirmation of its Plan through a "cram down" of such Subclass under section 1129(b) of the Bankruptcy Code and modification of the

Plan to the extent, if any, confirmation under section 1129(b) requires modification, or (ii) defer confirmation of its Plan and continue with its Chapter 11 Case in order to further analyze its options under the Bankruptcy Code (even though the other Debtors will proceed with confirmation of their Plans and emergence from their Chapter 11 Cases).

                  4.2      PRIORITY NON-TAX CLAIMS (CLASS 2).

                  On or as soon as reasonably practicable after the Effective Date, to the extent not already paid, each holder of an Allowed Claim in Class 2 shall receive Cash equal to the amount of the Allowed Claim, except to the extent that a holder of an Allowed Claim in Class 2 and the applicable Debtor have agreed to a different treatment.

                  4.3      GENERAL UNSECURED CLAIMS (CLASS 3).

                  (a) On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in each Class 3 Lodgian Subclass (other than an Allowed Inter-Company Claim) shall receive its Pro Rata Share of the Class 3 Lodgian Subclass Plan Securities for that Subclass.

                  (b) No property will be distributed to or retained by the holders of Allowed Claims in any Class 3 Liquidating Subclass on account of such Allowed Claims.

                  (c) Allowed Inter-Company Claims have been taken into account in determining the distributions to Class 3 Subclasses. No separate distribution will be made on account of Allowed Inter-Company Claims. Each holder of an Allowed Inter-Company Claim will be deemed to have accepted this Plan.

                  (d) Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with Section 8.1(b) and applicable non-bankruptcy law, which is no longer appealable or subject to review, shall be deemed an Allowed Claim in Class 3 against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor's self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtor's insurance policies shall be treated as an Allowed Claim for the purposes of distributions under this Plan.

                  (e) Plan Securities distributable under this Section 4.3 in respect of Allowed Claims in any Class 3 Lodgian Subclass may be subject to increase or decrease based upon the actual amount of Allowed Claims in such Subclass after resolving all Disputed Claims in such Subclass.

                  (f) A portion of the distributions to be made hereunder on account of Allowed Claims in Class 3 Lodgian Subclasses represents a reallocation of Plan Securities from the holders of Allowed Claims in Class 4. Pursuant to the Class 4 Compromise, the Plan Securities distributable to holders of Allowed Claims in Class 4 will not be affected by any increase or decrease in the actual amount of Allowed Claims in Class 3 Lodgian Subclasses.

                  4.4      SENIOR SUBORDINATED NOTES CLAIMS (CLASS 4).

                  (a) On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in Class 4 shall receive its Pro Rata Share of the Class 4 Plan Securities.

                  (b) The distributions to be made hereunder on account of Allowed Claims in Class 4 reflect a reallocation to Class 3 Lodgian Subclasses and Classes 7 and 8 of a portion of the Plan Securities which the holders of Allowed Claims in Class 4 would otherwise have received based on the estimated recovery values of such Class 4 Claims. The reallocated Plan Securities consist of (i) 11.2% of the Class 3 Plan Securities, (ii) 100% of the Class 7 Plan Securities and (iii) 100% of the Class 8 Plan Securities.

                  4.5      CONVENIENCE CLAIMS (CLASS 5).

                  On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in Class 5 shall be paid an amount in Cash equal to one-hundred percent (100%) of such Allowed Claim; provided, however, that, in the sole discretion of the applicable Debtor, such Cash payment may be made by the Debtors in one or more installment payments over a period not to exceed twelve (12) months after the Effective Date.

                  4.6      CRESTS CLAIMS (CLASS 7).

                  (a) On the Effective Date, the CRESTS Claims shall be deemed Allowed in the aggregate amount of $203,700,640.82, which includes accrued and unpaid interest on the CRESTS claims relating to the period up to, but not including, the Petition Date.

                  (b) On or as soon as reasonably practicable after the Effective Date, LCT I, the issuer of the CRESTS, will receive the Class 7 Plan Securities, which LCT I will in turn distribute to the holders of the CRESTS their Pro Rata Share.

                  (c) The distributions to be made hereunder on account of Allowed Claims in Class 7 represent a reallocation of Plan Securities from the holders of Allowed Claims in Class 4.

                  4.7      OLD LODGIAN COMMON STOCK INTERESTS (CLASS 8).

                  (a) On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Equity Interest in Class 8 shall receive its Pro Rata Share of the Class 8 Plan Securities.

                  (b) All Old Lodgian Common Stock Interests, and all instruments representing such Equity Interests, shall be deemed canceled on the Effective Date.

                  (c) The distributions to be made hereunder on account of Allowed Equity Interests in Class 8 represent a reallocation of Plan Securities from the holders of Allowed Claims in Class 4.

                  4.8      DEBTOR OWNED OLD SUBSIDIARY EQUITY INTERESTS
                           (CLASS 9).

                  (a) Except as may otherwise be determined by the applicable Debtor, the legal, equitable and contractual rights of holders of Allowed Equity Interests in Class 9 Lodgian Subclasses shall remain unaltered, except as set forth in Exhibit B.

                  (b) Allowed Equity Interests in Class 9 Liquidating Subclasses will not receive any distributions on account of such Allowed Equity Interests. The Plan Proponents will request that the Bankruptcy Court make a finding that these Equity Interests have no value for purposes of the "best interest" test under section 1129(a)(7) of the Bankruptcy Code. On the date the Liquidating Debtors are dissolved in accordance with the Plan, the instruments evidencing Allowed Equity Interests in Class 9 Liquidating Subclasses shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the Equity Interests in the Liquidating Debtors evidenced thereby shall be extinguished.

                  4.9 THIRD PARTY OWNED OLD SUBSIDIARY EQUITY INTERESTS (CLASS 10).

                  (a) Except to the extent the applicable Debtor and the holders of Allowed Equity Interests in Subclass A of Class 10 otherwise agree, the holders of Allowed Equity Interests in Subclass A of Class 10 will retain their Old Subsidiary Equity Interests in the Subclass Debtor in the aggregate percentage indicated in Exhibit B and the Debtor holding Equity Interests in such Subclass Debtor will retain the balance of the Old Subsidiary Equity Interests in such Subclass Debtor, provided that, on or as soon as reasonably practicable after the Effective Date, the Old Subsidiary Equity Interests will be amended to provide that, effective as of the Effective Date, the Old Subsidiary Equity Interests held by such Debtor will entitle the holder to a preferred income return and a preferred sale return (including insurance payments and condemnation awards).

                  (b) Except to the extent the applicable Debtor and the holders of Allowed Equity Interests in Subclass B of Class 10 otherwise agree, on or as soon as reasonably practicable after the Effective Date, the holders of Allowed Equity Interests in Subclass B of Class 10 will receive in the aggregate the percentage of the New Subsidiary Equity of the Subclass Debtor indicated in Exhibit B and the Debtor holding Equity Interests in such Subclass Debtor will receive the balance of the New Subsidiary Equity of such Subclass Debtor. All Third Party Owned Old Subsidiary Equity Interests in Subclass B of Class 10, and all instruments representing such Equity Interests, shall be deemed canceled on the Effective Date.

                  (c) Except to the extent the applicable Debtor and the holders of Allowed Equity Interests in Subclass C of Class 10 otherwise agree, the legal, equitable and contractual rights of holders of Allowed Equity Interests in Subclass C of Class 10 shall remain unaltered.

                  (d) Except to the extent the applicable Debtor and the holders of Allowed Equity Interests in Subclass D of Class 10 otherwise agree,
(i) the holders of Allowed Equity Interests in Subclass D of Class 10 will retain their Old Subsidiary Equity Interests in the Subclass Debtor in the aggregate percentage indicated in Exhibit B and the Debtor holding Equity Interests in such Subclass Debtor will retain the balance of the Old Subsidiary Equity Interests in such Subclass Debtor, (ii) on or as soon as reasonably practicable after the Effective Date, the holders of Allowed Equity Interests in Subclass D of Class 10 will make an aggregate capital contribution to the Subclass Debtor in the amount of $284,440 and (iii) upon payment in full of such capital contribution, Adversary Proceeding No. 02-03086-brl will be dismissed with prejudice.

                  4.10     SUBORDINATED CLAIMS (CLASS 11).

                  No property will be distributed to or retained by the holders of Allowed Claims in Class 11 on account of such Allowed Claims. All Allowed Claims in Class 11 shall be discharged as of the Effective Date.

                  SECTION 5.        ACCEPTANCE OR REJECTION OF PLAN

                  5.1      VOTING OF CLAIMS OR EQUITY INTERESTS.

                  Each holder of an Allowed Claim or Equity Interest in an impaired Class or Subclass of Claims or Equity Interests (other than Class 3 Liquidating Subclasses, Class 8, Class 9 Liquidating Subclasses and Class 11) shall be entitled to vote to accept or reject this Plan. For purposes of calculating the number of Allowed Claims or Equity Interests in a Class of Claims or Equity Interests that have voted to accept or reject this Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims or Equity Interests in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim or Equity Interest in such Class.

                  5.2      ACCEPTANCE BY A CLASS.

                  (a) Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the holders, of Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

                  (b) Consistent with section 1126(d) of the Bankruptcy Code and except as provided for in section

                  (c) 1126(e) of the Bankruptcy Code, a Class of Equity Interests shall have accepted this Plan if it is accepted by at least two-thirds in amount of Allowed Equity Interests of such Class that have timely and properly voted to accept or reject this Plan.

                  5.3      PRESUMED ACCEPTANCE OF PLAN.

                  Any Class that is unimpaired under this Plan is conclusively presumed to accept this Plan.

                  5.4      PRESUMED REJECTION OF PLAN.

                  In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Equity Interests in Class 8, Class 9 Liquidating Subclasses and holders of Allowed Claims in the Class 3 Liquidating Subclasses and Class 11 are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims and Equity Interests.

                  SECTION 6.        MEANS FOR IMPLEMENTATION

                  6.1      EXIT FINANCING.

                  On the Effective Date, the Reorganized Debtors are authorized to enter into the Exit Financing Agreements. All Cash necessary for the Reorganized Debtors to make payments pursuant to this Plan will be obtained from the Reorganized Debtors' cash balances, operations and borrowings under the Exit Financing Agreements.

                  6.2      AUTHORIZATION OF PLAN SECURITIES.

                  On the Effective Date, Reorganized Lodgian is authorized to issue the applicable Plan Securities without the need for any further corporate action.

                  6.3      WARRANT AGREEMENTS.

                  On the Effective Date, Reorganized Lodgian and the warrant agent under the Warrant Agreements will execute and deliver the Warrant Agreements without the need for any further corporate action.

                  6.4      WAIVER OF SUBORDINATION.

                  The distributions under this Plan take into account the relative priority of the Claims in each Class in connection with any contractual, legal and equitable subordination rights or provisions relating thereto or, in the case of the distributions to be made on account of Allowed Claims of holders of Claims in Class 7, represent a reallocation of Plan Securities from the holders of Claims in Class 4. Accordingly, the distributions under this Plan to any holder of an Allowed Claim shall not be subject to levy, garnishment, attachment or other legal process by any holder of indebtedness senior by reason of claimed contractual subordination rights to the indebtedness of the holders of such Allowed Claim. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to distributions under this Plan to any holder of an Allowed Claim, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons from enforcing or attempting to enforce any such rights with respect to the distributions under this Plan.

                  6.5      REGISTRATION RIGHTS AGREEMENT.

                  On the Effective Date, Reorganized Lodgian shall execute and deliver the Registration Rights Agreement without the need for any further corporate action.

                  6.6      LISTING OF PLAN SECURITIES.

                  Reorganized Lodgian shall use commercially reasonable efforts to cause the shares of its New Common Stock and, in the sole discretion of the Board of Directors of Reorganized Lodgian, its New Preferred Stock to be listed on a national securities exchange or a qualifying interdealer quotation system. The Reorganized Debtors will have no obligation to list or seek to have listed or qualified the Equity Securities of any other Reorganized Debtor.

                  6.7      NEW EQUITY INCENTIVE PLAN.

                  On the Effective Date, Reorganized Lodgian is authorized to, and shall, adopt and implement the New Equity Incentive Plan without the need for any further corporate action.

                  6.8      CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

                  Except for purposes of evidencing a right to distributions under this Plan or otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (i) any Claims or rights of any holder of a Claim (including Senior Subordinated Notes Claims and CRESTS Claims) against the applicable Debtor, including all indentures and notes evidencing such Claims and (ii) any options or warrants to purchase Equity Interests, obligating the applicable Debtor to issue, transfer or sell Equity Interests or any other capital stock of the applicable Debtor, shall be canceled and terminated and of no further force or effect.. Except with respect to the making of any distribution under the Plan, on the Effective Date, Deutsche Bank will be discharged and released from all obligations under the Senior Subordinated Notes Indenture and Wilmington Trust will be discharged and released from all obligations under the CRESTS Indenture and the CRESTS Guarantee. Notwithstanding the foregoing, the provisions of the agreements and other documents relating to Class 4 Claims will govern the relationships of Deutsche Bank and the holders of Class 4 Claims and the agreements and other documents relating to Class 7 Claims will govern the relationships of Wilmington Trust and the holders of Class 7 Claims.

                  6.9      BOARD OF DIRECTORS AND EXECUTIVE OFFICERS.

                  (a) Prior to the confirmation of this Plan, in accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors shall disclose (i) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of the Reorganized Debtors, and (ii) the identity of any "insider" (as such term is defined in section 101(31) of the Bankruptcy Code) who shall be employed and retained by the Reorganized Debtors and the nature of any compensation for such insider.

                  (b) The Board of Directors of Reorganized Lodgian shall consist initially of nine (9) members, of whom eight (8) (including three (3) independent directors) will be designated by the Committee and one will be the Chief Executive Officer of Reorganized Lodgian.

                  (c) The officers of the Debtors immediately before the Effective Date shall continue to serve immediately after the Effective Date in their respective capacities as officers of the Reorganized Debtors.

                  6.10     AMENDED ORGANIZATIONAL DOCUMENTS.

                  On the Effective Date, the Reorganized Debtors are authorized to, and shall, without the need for any further corporate action, adopt and, as applicable, file their respective Amended Organizational Documents with the applicable Secretary of State. The Amended Organizational Documents shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law.

                  6.11     REQUEST FOR APPROVAL OF CLASS 4 COMPROMISE.

                  This Plan constitutes a request for approval of the Class 4 Compromise.

                  6.12     AUTHORIZATION OF NOTES.

                  On the Effective Date, the applicable Reorganized Debtors are authorized to issue the Class 1 Amended Notes, the Subclass 1-H Note and the Subclass 1-O Note, and execute and deliver all related financing documents without the need for any further corporate action..

                  6.13     LIQUIDATING DEBTORS.

                  (a) The Plan is a chapter 11 Plan of Liquidation for the Liquidating Debtors. Upon the distribution of all assets of the Liquidating Debtors' Estates pursuant to the Plan and the filing by or on behalf of the Liquidating Debtors of a certification to that effect with the Bankruptcy Court, the Liquidating Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Liquidating Debtors or payments to be made in connection therewith; provided, however, that Liquidating Debtors may (but shall not be required to) file with the Office of the Secretary of State for the applicable State a certificate of dissolution. From and after the Effective Date, the Liquidating Debtors shall not be required to file any document, or take any other action, to withdraw their business operation from any states in which the Liquidating Debtors previously conducted their business operations.

                  (b) From and after the Confirmation Date, the Liquidating Debtors shall continue in existence (and shall consult with the Committee as specifically provided for in the Plan) for the purpose of (i) winding up their affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any remaining assets of their Estates, as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights and privileges of the Liquidating Debtors, including, without limitation, the prosecution of avoidance actions in conjunction with the marshalling of the Liquidating Debtors' assets, as agreed upon by the Plan Proponents (iv) resolving Disputed Claims, (v) administering the Plan, and (vi) filing appropriate tax returns.

                  (c) From and after the Confirmation Date, and subject to the Effective Date, the then current officers of each of the Liquidating Debtors shall continue to serve in their respective capacities through the earlier of the date such Liquidating Debtor is dissolved in accordance with the Plan and the date such officer resigns, is replaced or is terminated.

                  SECTION 7.        DISTRIBUTIONS

                  7.1      DISTRIBUTION RECORD DATE.

                  As of the close of business on the Distribution Record Date, the applicable Debtor's books and records for each of the Classes of Claims or Equity Interests as maintained by such Debtor or its respective agent, or, in the case of the Senior Subordinated Notes and the CRESTS Junior Subordinated Debentures, the indenture trustee therefor, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The applicable Debtor shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Distribution Record Date. The applicable Debtor shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated in the books and records of the applicable Debtor or its respective agent, or, in the case of the Senior Subordinated Notes and the CRESTS Junior Subordinated Debentures, the indenture trustee therefor, as of the close of business on the Distribution Record Date, to the extent applicable.

                  7.2      DATE OF DISTRIBUTIONS.

                  Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable on the next succeeding Business Day, but shall be deemed to have been completed as of the initial due date.

                  7.3      DISTRIBUTIONS TO CLASSES.

                  The Disbursing Agent shall distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims and Equity Interests (i) the Cash allocable to Classes 1 and 2, and Class 5; and
(ii) the New Preferred Stock and New Common Stock allocable to the Class 3 Lodgian Subclasses and Classes 4, 7 and 8. For the purpose of calculating the amount of shares of New Preferred Stock and New Common Stock to be initially distributed to holders of Allowed Claims in any Class 3 Lodgian Subclass, all Disputed Claims in such Subclass will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable. On the Final Distribution Date, each holder of an Allowed Claim in any Class 3 Lodgian Subclass shall receive, if applicable to such

Subclass, a Catch-up Distribution of New Preferred Stock and New Common Stock. After the Effective Date but prior to the Final Distribution Date, the applicable Reorganized Lodgian Debtor, in its sole discretion, may direct the Disbursing Agent to distribute shares of New Preferred Stock and New Common Stock to a holder of a Disputed Claim in a Class 3 Lodgian Subclass, which becomes an Allowed Claim after the Effective Date such that the holder of such Claim receives the same amount of shares of New Preferred Stock and New Common Stock that such holder would have received had its Claim been an Allowed Claim in such amount on the Effective Date.

                  7.4      DISBURSING AGENT.

                  (a) Lodgian, Inc. will contribute the Plan Securities to be distributed under this Plan to each other Lodgian Debtor as a capital contribution to allow such Lodgian Debtor to discharge the Claims against it. Lodgian, Inc. will act as Disbursing Agent, on behalf of itself and each other Lodgian Debtor with respect to the Plan Securities to be distributed under this Plan.

                  (b) All distributions under this Plan (other than distribution of Plan Securities) shall be made by the applicable Reorganized Debtor as Disbursing Agent (or such other entity designated by the Reorganized Debtor as a Disbursing Agent on or after the Effective Date).

                  (c) A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the applicable Reorganized Debtor.

                  7.5      RIGHTS AND POWERS OF DISBURSING AGENT.

                  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  7.6      SURRENDER OF INSTRUMENTS.

                  As a condition to receiving any distribution under this Plan, each holder of an Allowed Claim or Equity Interest represented by a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under this Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims or Equity Interests and may not participate in any distribution under this Plan in respect of such Claim or Equity Interest. Any other holder of an Allowed Claim or Equity Interest who fails to take such action required by the Disbursing Agent or its designee to receive its distribution hereunder before the first anniversary of the Effective Date, or such earlier time as otherwise provided for in this Plan, may not participate in any distribution under this Plan in respect of such Claim or Equity Interest. Any distribution forfeited hereunder shall become property of the applicable Reorganized Debtor.

                  7.7      DELIVERY OF DISTRIBUTIONS.

                  Distributions to holders of Allowed Claims and Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the proofs of claim and equity interest filed by such holders or other writing notifying the applicable Reorganized Debtor of a change of address. If any holder's distribution is returned as undeliverable, notice shall be given to the Committee and no further distributions to such holder shall be made unless and until the applicable Reorganized Debtor is notified of such holder's then current address, at which time all missed distributions shall be made to such holder, without interest. All claims for undeliverable distributions shall be made on or before one hundred and twenty (120) days after the date such undeliverable distribution was initially made. After such date, all unclaimed property shall, in the applicable Reorganized Debtor's discretion, be used to satisfy the costs of administering and fully consummating this Plan or become property of the applicable Reorganized Debtor, and the holder of any such Claim or Equity Interest shall not be entitled to any other or further distribution under this Plan on account of such Claim or Equity Interest.

                  7.8      MANNER OF PAYMENT UNDER PLAN.

                  (a) All distributions of Cash, New Preferred Stock, New Common Stock and Warrants to the holders of Allowed Claims against and Equity Interests in each of the Debtors under this Plan shall be made by, or on behalf of, the applicable Reorganized Debtor. Any distributions that revert to the applicable Reorganized Debtor or are otherwise canceled (such as pursuant to Section 7.6 or 7.7) shall revest solely in the applicable Reorganized Debtor.

                  (b) At the option of the applicable Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  7.9      FRACTIONAL SHARES AND FRACTIONAL WARRANTS.

                  No fractional shares of New Common Stock or New Preferred Stock, or fractional Warrants or Cash in lieu thereof, shall be distributed. For purposes of distribution, fractional shares of New Common Stock or New Preferred Stock and fractional Warrants shall be rounded down to the next whole number or zero, as applicable.

                  7.10     DE MINIMIS DISTRIBUTIONS.

                  The applicable Reorganized Debtor as Disbursing Agent or such other entity designated by such Reorganized Debtor as a Disbursing Agent on or after the Effective Date will not be required to distribute Cash to the holder of an Allowed Claim in an impaired Class if the amount of Cash to be distributed on any distribution date under the Plan (including the Effective Date and the Final Distribution Date) on account of such Claim is less than $50. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $50 will have its Claim for such distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this Section
7.10 will become the property of the Reorganized Debtors, free of any restrictions thereon, and any such Cash held by a third-party Disbursing Agent will be returned to the Reorganized Debtors.

                  7.11     EXEMPTION FROM SECURITIES LAWS.

                  The issuance of the Plan Securities pursuant to this Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

                  7.12     SETOFFS.

                  Each Debtor may, in accordance with the provisions of this Plan, section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the Claims, rights and causes of action of any nature that such Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Debtor of any such Claims, rights and causes of action that the applicable Debtor may possess against such holder; and provided further, however, that any Claims of each Debtor arising before the Commencement Date shall first be setoff against Claims against such Debtor arising before the Commencement Date.

                  7.13 ALLOCATION OF PLAN DISTRIBUTION BETWEEN PRINCIPAL AND INTEREST.

                  All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed Claim, if any.

                  7.14     WITHHOLDING AND REPORTING REQUIREMENTS.

                  In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the applicable Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements.

                  7.15     TIME BAR TO CASH PAYMENTS.

                  Checks issued by the Reorganized Debtors in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the applicable Reorganized Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the sixty day period following the date of issuance of such check. After such date, all funds held on account of such voided check shall, in the discretion of the applicable Reorganized Debtor, be used to satisfy the costs of administering and fully consummating this Plan or become property of the applicable Reorganized Debtor, and the holder of any such Allowed Claim shall not be entitled to any other or further distribution under this Plan on account of such Allowed Claim.

                  7.16     TRANSACTIONS ON BUSINESS DAYS.

                  If the Effective Date or any other date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day shall instead occur on the next succeeding Business Day.

                  7.17     CLOSING OF CHAPTER 11 CASES.

                  When all Disputed Claims or Equity Interests filed against the Debtors have become Allowed Claims or Equity Interests or have been disallowed by Final Order, and all distributions in respect of Allowed Claims and Equity Interests have been made in accordance with this Plan, or at such earlier time as the Reorganized Debtors deem appropriate, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close their respective Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

         SECTION 8.        PROCEDURES FOR RESOLVING AND TREATING
                           DISPUTED CLAIMS AND EQUITY INTERESTS

                  8.1 PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS AND EQUITY INTERESTS.

                  (a) Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim or Equity Interest, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest.

                  (b) All Tort Claims are Disputed Claims. At the applicable Debtor's option, any unliquidated Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court shall retain jurisdiction relating to Tort Claims, including the applicable Debtor's right to have such Claims determined and liquidated in the Bankruptcy Court. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section 8.1(b) and applicable non-bankruptcy law which is no longer appealable or subject to review shall be deemed an Allowed Claim in Class 3 against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor's self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtors' insurance policies shall be treated as an Allowed Claim for the purposes of distributions under this Plan. Nothing contained in this Section 8.1(b) shall constitute or be deemed a waiver of any Claim, right or cause of action that the applicable Debtor may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b)(5) of title 28 of the United States Code. This entire
Section 8.1(b) is subject to the applicable Debtor's right to elect to follow the procedures provided for in Section 8.5.

                  8.2      PRESERVATION OF INSURANCE.

                  Nothing in this Plan, including the discharge and release of the Debtors as provided in this Plan, shall diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor.

                  8.3      RESOLUTION OF DISPUTED CLAIMS AND EQUITY INTERESTS.

                  (a) Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise expressly provided for below, each Debtor, in coordination and consultation with the Committee, shall have the exclusive right (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and Equity Interests and shall serve a copy of each objection upon the holder of the Claim or Equity Interest to which the objection is made as soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the applicable Debtor, without any further application to, or approval by, the Bankruptcy Court, for an additional thirty (30) days with the consent of the Committee (not to be unreasonably withheld). The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims and, accordingly, no such deadline shall be imposed by this Plan. Notwithstanding any authority to the contrary, an objection to a Claim or Equity Interest shall be deemed properly served on the holder thereof if the Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent that counsel for the holder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or equity interest or other representative identified in the proof of claim or equity interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the holder's behalf in the Chapter 11 Cases.

                  (b) Notwithstanding the foregoing, the Committee shall also have the right to make and file objections to Claims and Equity Interests filed against any Debtor, which objections shall be made in consultation with such Debtor(s) and shall be made within the time frames provided for in this
Section 8.3. From and after the Confirmation Date, subject to the Effective Date, all objections shall be litigated to a Final Order except to the extent that the applicable Debtor (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the applicable Debtor not to be unreasonably withheld), as applicable, elects to withdraw any such objection or the applicable Debtor (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the applicable Debtor not to be unreasonably withheld), as applicable, and the holder of the Disputed Claim or Equity Interest elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any such Disputed Claim or Equity Interest without approval of the Bankruptcy Court. The applicable Debtor shall prepare, issue and deliver to the Committee, within forty-five (45) days following the end of each month, a report with respect to the status of the resolution of Disputed Claims and Equity Interests, in a form to be agreed upon by the professionals for the applicable Debtor and the Committee.

                  8.4      DISTRIBUTIONS AFTER ALLOWANCE.

                  If, on or after the Effective Date, any Disputed Claim or Equity Interest becomes, in whole or in part, an Allowed Claim or Equity Interest, the applicable Reorganized Debtor shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under this Plan. Any Cash distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim or Equity Interest (or portion thereof) becomes a Final Order, but in no event more than thirty (30) days thereafter. Any shares of New Preferred Stock, New Common Stock or Warrants distributable to the holder of a Disputed Claim or Equity Interest which becomes an Allowed Claim or Equity Interest (in whole or in part) as a result of the entry of such order or judgment of the Bankruptcy Court allowing such Disputed Claim or Equity Interest (or portion thereof) shall be made in accordance with the next scheduled distribution date to the holders of Allowed Claims and Equity Interests.

                  8.5      ESTIMATION OF CLAIMS AND EQUITY INTERESTS.

                  The applicable Debtor or the Committee may, at any time, and in consultation with each other, request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the applicable Debtor previously objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim or Equity Interest, the amount so estimated shall constitute either the allowed amount of such Claim or Equity Interest or a maximum limitation on such Claim or Equity Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim or Equity Interest, the applicable Debtor or the Committee may pursue supplementary proceedings to object to the allowance of such Claim or Equity Interest. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. On and after the Confirmation Date, subject to the Effective Date, Claims and Equity Interests which have been estimated may be subsequently compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court.

                  8.6      NO RECOURSE.

                  No holder of any Disputed Claim or Equity Interest that becomes an Allowed Claim or Equity Interest in any applicable Class shall have recourse against any

Disbursing Agent, the Debtors, the Committee, the Reorganized Debtors or any other holder of an Allowed Claim or Equity Interest in such Class, or any of their respective professional consultants, officers, directors or members of their successors or assigns, or any of their respective property, if the Plan Securities allocated to such Class and not previously distributed are insufficient to provide a distribution to such holder in the same proportion to that received by other holders of Allowed Claims or Equity Interests in such Class. However, nothing in this Plan shall modify any right of a holder of a Claim or Equity Interest under section 502(j) of the Bankruptcy Code.

                  8.7      MEDIATION OF DISPUTED CLAIMS AND EQUITY INTERESTS.

                  The automatic stay of section 362 of the Bankruptcy Code shall remain in effect after the Effective Date with respect to all Disputed Claims and Equity Interests. All holders of Disputed Claims (other than Tort Claims) and Equity Interests shall comply with the following procedures:

                  (a) At its option, the applicable Debtor may (i) request that the holder of a Disputed Claim or Equity Interest provide documentation to evidence the validity and amount of such Claim or Equity Interest, and/or (ii) submit a written counter-proposal to the holder of a Disputed Claim or Equity Interest. In lieu of, or in addition to, the foregoing, the applicable Debtor may file an objection to such Disputed Claim or Equity Interest.

                  (b) The holder of a Disputed Claim or Equity Interest may accept the applicable Debtor's counter-proposal at any time within fourteen (14) days of the applicable Debtor's mailing of such counter-proposal.

                  (c)      If no settlement is reached pursuant to paragraphs
(a) and (b) above, the applicable Debtor, at its discretion (in consultation with the Committee), shall have the option to require the holder of a Disputed Claim or Equity Interest to participate in a non-binding mediation process. All mediation pursuant to this Section 8.7 shall be conducted at the applicable Debtor's option in either Atlanta, Georgia or New York, New York, pursuant to the Local Bankruptcy Rules of the Bankruptcy Court. In the event that a mediation is scheduled and the holder of the Disputed Claim or Equity Interest does not participate in the mediation, the Disputed Claim or Equity Interest shall be disallowed in its entirety.

                  (d) If the applicable Debtor and the holder of a Disputed Claim or Equity Interest are unable to reach an agreement on a Claim or Equity Interest amount pursuant to the procedures set forth above, the Disputed Claim or Equity Interest shall be submitted to the Bankruptcy Court for resolution. If it is determined that the United States Bankruptcy Court for the Southern District of New York does not have jurisdiction to resolve any Disputed Claim or Equity

Interest, then the Disputed Claim or Equity Interest shall be submitted to the United States District Court for the Southern District of New York for resolution.

                  (e) The applicable Debtor (with the consent of the Committee not to be unreasonably withheld) and the holder of a Disputed Claim or Equity Interest may seek to settle, compromise or otherwise resolve any Disputed Claim or Equity Interest at any time in accordance with this Plan or any order of the Bankruptcy Court approving a settlement procedure for Disputed Claims and Equity Interests for the applicable Debtor and the Committee.

                  (f) At its option, the applicable Debtor may require the holder of a Disputed Tort Claim to either (i) comply with the mediation procedures provided for in this Section 8.7 or (ii) comply with any other separate mediation and/or arbitration procedures approved in the Chapter 11 Cases relating to Tort Claims.

                  8.8      INTEREST AND DIVIDENDS.

                  To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to a Cash distribution under this Plan, the holder of such Claim shall be entitled to a Cash distribution plus interest thereon, calculated at the average rate received by the applicable Debtor in its deposit accounts, from the Effective Date to the date of distribution. In the event that dividend distributions have been made with respect to the New Preferred Stock or the New Common Stock distributable to a holder of a Disputed Claim or Equity Interest that later becomes Allowed, such holder shall be entitled to receive such previously distributed dividends without any interest with respect thereto.

         SECTION 9.        EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  9.1      GENERAL TREATMENT.

                  On the Effective Date, all executory contracts and unexpired leases to which each Debtor is a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be assumed on the Schedule of Assumed Contracts set forth in the Plan Supplement, provided however, that the Debtors reserve the right to amend the Plan Supplement at any time on or before the Effective Date to amend the Schedule of Assumed Contracts to add or delete any executory contract or unexpired lease, thus providing for its assumption, assumption and assignment, or rejection, or (iii) is the subject of a separate motion to assume, assume and assign, or reject filed under section 365 of the Bankruptcy Code by the applicable Debtor on or before the Effective Date.

                  9.2      CURE OF DEFAULTS.

                  (a) Except to the extent that a different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 9.1 hereof, the applicable Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistently with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the applicable Debtor. If there are any objections filed, the Bankruptcy Court shall hold a hearing. The applicable Debtor shall retain its right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

                  (b) Subject to Section 9.1 of this Plan, the executory contracts and unexpired leases on the Schedule of Assumed Contracts shall be assumed by the respective Debtors as indicated on such Schedule. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Debtors.

                  9.3 APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any executory contracts and unexpired leases to be rejected as and to the extent provided in Section 9.1 of this Plan.

                  9.4 BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO PLAN.

                  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of this Plan must be filed with the Bankruptcy Court no later than twenty (20) days after the Effective Date. Any Claims not filed within such time period will be forever barred from assertion against any of the applicable Debtors and/or the Estates.

                  9.5      SURVIVAL OF DEBTORS' CORPORATE INDEMNITIES.

                  Any obligations of any of the Debtors pursuant to the applicable Debtor's corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify any Releasee, with respect to all present and future actions, suits and proceedings against such Debtor or such Releasee, based upon any act or omission for or on behalf of such Debtor, shall not be discharged or impaired by confirmation of this Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Debtor pursuant to this Plan, and shall continue as obligations of the applicable Reorganized Debtor.

         SECTION 10.       CONDITIONS PRECEDENT TO EFFECTIVE DATE

                  10.1     CONDITIONS TO EFFECTIVE DATE.

                  The following are conditions precedent to the Effective Date:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order, which shall include approval and authorization pursuant to Bankruptcy Rule 9019 of the Class 4 Compromise, in form and substance satisfactory to the Plan Proponents;

                  (b) No stay of the Confirmation Order shall then be in effect; and

                  (c) All documents, instruments and agreements, including, without limitation, the Exit Financing Agreements, in form and substance satisfactory to the Plan Proponents, provided for under or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby.

                  10.2     WAIVER OF CONDITIONS.

                  The Plan Proponents may waive the conditions to effectiveness of this Plan set forth in Section 10.1(c) of this Plan without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of this Plan

         SECTION 11.       EFFECT OF CONFIRMATION

                  11.1     VESTING OF ASSETS.

                  Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of each Debtor's Estate shall vest in the applicable Reorganized Debtor free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided herein. Each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

                  11.2     DISCHARGE OF CLAIMS AND CANCELLATION OF EQUITY
INTERESTS.

                  Except as otherwise provided herein or in the Confirmation Order, the rights afforded in this Plan and the entitlement to receive payments and distributions to be made hereunder shall discharge all existing Claims, of any kind, nature or description whatsoever against each of the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in this Plan, on the Effective Date, all existing Claims against each of the Debtors and Equity Interests in the Debtors shall be, and shall be deemed to be, discharged or canceled and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against then Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or equity interest.

                  11.3     DISCHARGE OF DEBTORS.

                  Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest of such holder shall be deemed to have forever waived, released and discharged each of the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or canceled Equity Interest in each of the Debtors.

                  11.4     BINDING EFFECT.

                  Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of this Plan shall bind any holder of a Claim against, or Equity Interest in, the applicable Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

                  11.5     TERM OF INJUNCTIONS OR STAYS.

                  Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

                  11.6     INJUNCTION AGAINST INTERFERENCE WITH PLAN.

                  Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

                  11.7     EXCULPATION.

                  None of the Debtors nor any Releasee shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission (and in the case of any director, officer, agent or employee of any Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, any claims against such Persons) in connection with, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, transactions or relationships with the applicable Debtor (either prior to or after the Commencement Date), the consummation of this Plan, the administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence, and, in all respects, the Plan Proponents and such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities during the Chapter 11 Cases and under this Plan.

                  11.8     RIGHTS OF ACTION.

                  On and after the Effective Date, and except as may otherwise be agreed to by the Plan Proponents, the Reorganized Debtors will retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any Person and rights of the Reorganized Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 548, 549, 550 and 553 of the Bankruptcy Code. The Reorganized Debtors may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Reorganized Debtors may, in their discretion, offset any such claim held against a Person against any payment due such Person under this Plan; provided, however, that any claims of any of the Reorganized Debtors arising before the Commencement Date shall first be offset against Claims against any of the Reorganized Debtors arising before the Commencement Date.

                  11.9     RELEASE BY DEBTORS.

                  From and after the Effective Date, the Releasees shall be released by each Debtor from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Debtor is entitled to assert in its own right or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, the Chapter 11 Cases or the negotiation, formulation and preparation of this Plan or any related document, except for (i) claims or causes of action against any Releasee resulting from the willful misconduct or gross negligence of such Releasee and
(ii) claims against or liabilities of directors, officers or employees of any Debtor in respect of any loan, advance or similar payment by any Debtor to any such Person or any contractual obligation owed by such Person to any Debtor.

                  11.10    RELEASE OF RELEASEES BY OTHER RELEASEES.

                  From and after the Effective Date, the Releasees shall release each other from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Releasee is entitled to assert against any other Releasee, based in whole or in part upon any act or omission, transaction, agreement, event or occurrence taking place on or before the Effective Date in any way relating to any Debtor, the Chapter 11 Cases or the negotiation, formulation and preparation of this Plan or any related document, except for claims or causes of actions against any Releasee resulting from the willful misconduct or gross negligence of such Releasee.

                  11.11    CLAIMS OF THE UNITED STATES GOVERNMENT.

                  Nothing in this Plan shall effect a release of any non-Debtor from any claim by the United States Government or any of its agencies; nor shall anything in this Plan enjoin the United States from bringing any claim, suit, action or other proceeding against any non-Debtor; provided, however, that this
Section 11.11 shall in no way affect or limit the discharge granted to any Debtor under Chapter 11 of the Bankruptcy Code.

         SECTION 12.       RETENTION OF JURISDICTION

                  On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Cases and this Plan for, among other things, the following purposes:

                  (a) To hear and determine motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                  (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

                  (c) To ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

                  (d) To consider Claims and Equity Interests or the allowance, classification, priority, compromise, estimation or payment of any Claim or Equity Interest, Administrative Expense Claim, Disputed Claim or Equity Interest;

                  (e) To enter, implement or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

                  (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of this Plan, the Confirmation Order or any other order of the Bankruptcy Court;

                  (g) To hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the disclosure statement for this Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

                  (h) To hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

                  (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate this Plan or to maintain the integrity of this Plan following consummation;

                  (k) To hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar Claims pursuant to section 105(a) of the Bankruptcy Code;

                  (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (m) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date);

                  (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

                  (o) To recover all assets of any of the Debtors and property of the applicable Debtor's Estate, wherever located; and

                  (p)      To enter a final decree closing the Chapter 11 Cases.

         SECTION 13.       MISCELLANEOUS PROVISIONS

                  13.1     RETIREE BENEFITS.

                  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the applicable Reorganized Debtors shall continue to pay any applicable retiree benefits of such Debtors (within the meaning of section 1114 of the Bankruptcy Code), at any such level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the applicable Debtor had obligated itself to provide any such benefits.

                  13.2     DELETION OF CLASSES AND SUBCLASSES.

                  Any Class or Subclass of Claims or Equity Interests that does not contain as an element thereof an Allowed Claim or Equity Interest or a Claim or Equity Interest temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the confirmation hearing shall be deemed deleted from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class or Subclass under section 1129(a)(8) of the Bankruptcy Code.

                  13.3     ADDITION OF CLASSES AND SUBCLASSES.

                  In the event that Class 1 would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by liens against the same property or interest in property having different priority, such Claims shall be divided into separate Subclasses of Class 1.

                  13.4     COMMITTEE.

                  (a) The Committee shall continue in existence from and after the Effective Date. In addition to the powers and duties ascribed to the Committee in this Plan, from and after the Effective Date, the Committee may perform such other functions as are consistent with discharging its duties to the holders of General Unsecured Claims.

                  (b) References herein to the "Committee" shall include the Committee from and after the Effective Date.

                  13.5     EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, neither
(i) the issuance transfer or exchange of any security under, in furtherance of, or in connection with, this Plan, including the issuance of the Plan Securities, nor (ii) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan (including real and personal property), shall be subject to any stamp, real estate transfer, mortgage recording sales, use or other similar tax.

                  13.6     SUBSTANTIAL CONSUMMATION.

                  On the Effective Date, this Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

                  13.7     PAYMENT OF STATUTORY FEES.

                  All fees payable pursuant to chapter 123 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall constitute Administrative Expense Claims and be paid in accordance with Section 2.1 of this Plan.

                  13.8     AMENDMENTS.

                  The Plan Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Plan Proponents may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A holder of an Allowed Claim or Equity Interest that is deemed to have accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

                  13.9     REVOCATION OR WITHDRAWAL OF PLAN.

                  The Plan Proponents may withdraw or revoke this Plan at any time prior to the Confirmation Date. If the Plan Proponents revoke or withdraw this Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the respective Debtor or any other Person or to prejudice in any manner the rights of the respective Debtor or any other Person in any further proceedings involving the respective Debtor.

                  13.10    CRAMDOWN.

                  The Plan Proponents request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to have not accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan Proponents reserve the right to (i) request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Class or Subclass that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify this Plan to the extent, if any, that confirmation of this Plan under section 1129(b) of the Bankruptcy Code requires modification.

                  13.11    SEVERABILITY.

                  In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of this Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistently with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  13.12    REQUEST FOR EXPEDITED DETERMINATION OF TAXES.

                  Each Debtor shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through and including the Final Distribution Date.

                  13.13    COURTS OF COMPETENT JURISDICTION.

                  If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                  13.14    GOVERNING LAW.

                  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, or to the extent that an Exhibit hereto or a Schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  13.15    TIME.

                  In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

                  13.16    HEADINGS.

                  Headings are used in this Plan for convenience and reference only and shall not constitute a part of this Plan for any other purpose.

                  13.17    EXHIBITS.

                  All Exhibits and Schedules to this Plan are incorporated into and are a part of this Plan as if set forth in full herein.

                  13.18    NOTICES.

                  Any notices to or requests of the Plan Proponents by parties in interest under or in connection with this Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery or (iii) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

                  Lodgian, Inc.
                  3445 Peachtree Road - Suite 700
                  Atlanta, Georgia  30326
                  Attn: Daniel E. Ellis, Esq.

                  with copies to:

                  CADWALADER, WICKERSHAM & TAFT
                  Attorneys for the Debtors and Debtors-In-Possession 100 Maiden Lane
                  New York, New York  10038
                  (212) 504-6000
                  Attn: Adam C. Rogoff, Esq.

                           -and-

                  CURTIS, MALLET-PREVOST, COLT & MOSLE, LLP
                  Co-Attorneys for the Debtors and Debtors-In-Possession 101 Park Avenue
                  New York, New York  10178
                  (212) 696-6000
                  Attn: Steven J. Reisman, Esq.

                           -and-

                  DEBEVOISE & PLIMPTON
                  Attorneys for the Official Committee of Unsecured Creditors 919 Third Avenue
                  New York, New York  10022
                  (212) 909-6000
                  Attn: George E.B. Maguire, Esq.

Dated:   New York, New York
         As of November 1, 2002

                     LODGIAN, INC.


                     By:  s/ David Hawthorne
                         ----------------------------------
                         Name:  David Hawthorne
                         Title: Chief Executive Officer


                     LODGIAN FINANCING CORP.
                     1075 HOSPITALITY, L.P.
                     ALBANY HOTEL, INC.
                     AMI OPERATING PARTNERS, L.P.
                     APICO HILLS, INC.
                     APICO INNS OF GREEN TREE, INC.
                     APICO INNS OF PITTSBURGH, INC.
                     ATLANTA-BOSTON HOLDINGS L.L.C.
                     ATLANTA-BOSTON LODGING L.L.C.
                     ATLANTA-HILLSBORO LODGING, L.L.C.
                     BRECKSVILLE HOSPITALITY, L.P.
                     BRUNSWICK MOTEL ENTERPRISES, INC.
                     COLUMBUS HOSPITALITY ASSOCIATES, L.P.
                     DEDHAM LODGING ASSOCIATES I, L.P.
                     DOTHAN HOSPITALITY 3053, INC.
                     DOTHAN HOSPITALITY 3071, INC.
                     EAST WASHINGTON HOSPITALITY LIMITED PARTNERSHIP FORT WAYNE HOSPITALITY ASSOCIATES II, L.P.
                     GADSDEN HOSPITALITY, INC.
                     HILTON HEAD MOTEL ENTERPRISES, INC.
                     IMPAC HOTEL GROUP, L.L.C.
                     IMPAC HOTEL MANAGEMENT L.L.C.
                     IMPAC HOTELS I, L.L.C.
                     ISLAND MOTEL ENTERPRISES, INC.
                     KINSER MOTEL ENTERPRISES
                     LAWRENCE HOSPITALITY ASSOCIATES, L.P.
                     LITTLE ROCK LODGING ASSOCIATES, LIMITED PARTNERSHIP LODGIAN AMI, INC.
                     LODGIAN HOTELS, INC.

                     LODGIAN MOUNT LAUREL, INC.
                     LODGIAN ONTARIO, INC.
                     LODGIAN RICHMOND, LLC.
                     MANHATTAN HOSPITALITY ASSOCIATES, L.P.
                     MCKNIGHT MOTEL, INC.
                     MELBOURNE HOSPITALITY ASSOCIATES, L.P.
                     MINNEAPOLIS MOTEL ENTERPRISES, INC.
                     MOON AIRPORT MOTEL, INC.
                     NEW ORLEANS AIRPORT MOTEL ASSOCIATES, L.P.
                     NH MOTEL ENTERPRISES, INC.
                     PENMOCO, INC.
                     RALEIGH-DOWNTOWN ENTERPRISES, INC.
                     SAGINAW HOSPITALITY, L.P.
                     SECOND FAYETTEVILLE MOTEL ENTERPRISES, INC.
                     SERVICO AUSTIN, INC.
                     SERVICO CEDAR RAPIDS, INC.
                     SERVICO CENTRE ASSOCIATES, LTD.
                     SERVICO COLUMBIA, INC.
                     SERVICO COUNCIL BLUFFS, INC.
                     SERVICO FORT WAYNE, INC.
                     SERVICO FRISCO, INC.
                     SERVICO GRAND ISLAND, INC.
                     SERVICO HOTELS I, INC.
                     SERVICO HOTELS II, INC.
                     SERVICO HOTELS III, INC.
                     SERVICO HOTELS IV, INC.
                     SERVICO HOUSTON, INC.
                     SERVICO JAMESTOWN, INC.
                     SERVICO LANSING, INC.
                     SERVICO MANAGEMENT CORP.
                     SERVICO MARKET CENTER, INC.
                     SERVICO MARYLAND, INC.
                     SERVICO METAIRIE, INC.
                     SERVICO NEW YORK, INC.
                     SERVICO NIAGARA FALLS, INC.
                     SERVICO NORTHWOODS, INC.
                     SERVICO OMAHA CENTRAL, INC.
                     SERVICO OMAHA, INC.
                     SERVICO PENSACOLA 7200, INC.
                     SERVICO PENSACOLA 7330, INC.
                     SERVICO PENSACOLA, INC.

                     SERVICO ROLLING MEADOWS, INC.
                     SERVICO WEST DES MOINES, INC.
                     SERVICO WICHITA, INC.
                     SERVICO WINDSOR, INC.
                     SERVICO WINTER HAVEN, INC.
                     SERVICO, INC.
                     SHEFFIELD MOTEL ENTERPRISES, INC.
                     SIOUX CITY HOSPITALITY, L.P.
                     WASHINGTON MOTEL ENTERPRISES, INC.
                     WORCESTER HOSPITALITY, L.P.

                     By: s/ Daniel Ellis
                         --------------------------------------
                         Name:  Daniel Ellis
                         Title: Authorized Officer


                     OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                     By:  Sean Armstrong
                         -------------------------------------
                         Name:
                         Title:

                                    EXHIBIT A

                 CLASS 3 SUBCLASS DEBTOR                           CASE NO.        % OF CLASS 3 PLAN SECURITIES
                 -----------------------                           --------        ----------------------------

Lodgian Financing Corp.                                           01-16344                          0.05%

1075 Hospitality, L.P.                                            01-16415                 Liquidating Debtor

Albany Hotel, Inc.                                                01-16388                          2.85%

AMI Operating Partners, L.P.                                      01-16414                          2.42%

Apico Hills, Inc.                                                 01-16392                          0.42%

Apico Inns of Green Tree, Inc.                                    01-16363                          1.40%

Apico Inns of Pittsburgh, Inc.                                    01-16364                          1.74%

Atlanta-Boston Holdings L.L.C.                                    01-16413                          0.00%

Atlanta-Boston Lodging L.L.C.                                     01-16365                          0.09%

Atlanta-Hillsboro Lodging, L.L.C.                                 01-16425                          0.00%

Brecksville Hospitality, L.P.                                     01-16456                 Liquidating Debtor

Brunswick Motel Enterprises, Inc.                                 01-16385                          0.47%

Columbus Hospitality Associates, L.P.                             01-16427                          1.40%

Dedham Lodging Associates I, L.P.                                 01-16412                          0.93%

Dothan Hospitality 3053, Inc.                                     01-16386                          0.39%

Dothan Hospitality 3071, Inc.                                     01-16362                          0.28%

East Washington Hospitality Limited Partnership                   01-16421                          0.19%

Fort Wayne Hospitality Associates II, L.P.                        01-16423                          0.14%

Gadsden Hospitality, Inc.                                         01-16378                          0.15%

Hilton Head Motel Enterprises, Inc.                               01-16377                          1.80%

                 CLASS 3 SUBCLASS DEBTOR                           CASE NO.        % OF CLASS 3 PLAN SECURITIES
                 -----------------------                           --------        ----------------------------
Impac Hotel Group, L.L.C.                                         01-16376                          0.11%

Impac Hotel Management L.L.C.                                     01-16372                          0.00%

Impac Hotels I, L.L.C.                                            01-16402                         10.38%

Island Motel Enterprises, Inc.                                    01-16368                          0.10%

Kinser Motel Enterprises                                          01-16366                          1.01%

Lawrence Hospitality Associates, L.P.                             01-16416                          0.13%

Little Rock Lodging Associates, Limited Partnership               01-16422                          0.63%

Lodgian AMI, Inc.                                                 01-16374                          8.65%

Lodgian Hotels, Inc.                                              01-16454                          0.14%

Lodgian, Inc.                                                     01-16345                         15.21%

Lodgian Mount Laurel, Inc.                                        01-16395                          0.00%

Lodgian Ontario, Inc.                                             01-16391                          0.00%

Lodgian Richmond, LLC.                                            01-16419                          0.00%

Manhattan Hospitality Associates, L.P.                            01-16424                          0.10%

McKnight Motel, Inc.                                              01-16373                          1.57%

Melbourne Hospitality Associates, L.P.                            01-16417                          1.54%

Minneapolis Motel Enterprises, Inc.                               01-16390                          1.17%

Moon Airport Motel, Inc.                                          01-16389                          0.67%

New Orleans Airport Motel Associates, L.P.                        02-11859                          0.48%

NH Motel Enterprises, Inc.                                        01-16403                          2.28%

                 CLASS 3 SUBCLASS DEBTOR                           CASE NO.        % OF CLASS 3 PLAN SECURITIES
                 -----------------------                           --------        ----------------------------

Penmoco, Inc.                                                     01-16404                          0.00%

Raleigh-Downtown Enterprises, Inc.                                01-16405                 Liquidating Debtor

Saginaw Hospitality, L.P.                                         01-16426                          0.04%

Second Fayetteville Motel Enterprises, Inc.                       01-16410                          0.00%

Servico Austin, Inc.                                              01-16406                          1.28%

Servico Cedar Rapids, Inc.                                        01-16380                          1.08%

Servico Centre Associates, Ltd.                                   01-16418                          1.21%

Servico Columbia, Inc.                                            01-16379                          1.34%

Servico Council Bluffs, Inc.                                      01-16371                 Liquidating Debtor

Servico Fort Wayne, Inc.                                          01-16370                          1.86%

Servico Frisco, Inc.                                              01-16396                          0.25%

Servico Grand Island, Inc.                                        01-16387                          0.43%

Servico Hotels I, Inc.                                            01-16398                          1.35%

Servico Hotels II, Inc.                                           01-16400                          1.03%

Servico Hotels III, Inc.                                          01-16401                          0.57%

Servico Hotels IV, Inc.                                           01-16384                          1.26%

Servico Houston, Inc.                                             01-16397                          2.52%

Servico Jamestown, Inc.                                           01-16394                          0.63%

Servico Lansing, Inc.                                             01-16411                          7.44%

Servico Management Corp.                                          01-16399                          0.07%

Servico Market Center, Inc.                                       01-16393                          0.37%

                 CLASS 3 SUBCLASS DEBTOR                           CASE NO.        % OF CLASS 3 PLAN SECURITIES
                 -----------------------                           --------        ----------------------------

Servico Maryland, Inc.                                            01-16407                          1.67%

Servico Metairie, Inc.                                            01-16408                          1.16%

Servico New York, Inc.                                            01-16409                          1.44%

Servico Niagara Falls, Inc.                                       01-16369                          0.38%

Servico Northwoods, Inc.                                          01-16381                          2.89%

Servico Omaha Central, Inc.                                       01-16382                 Liquidating Debtor

Servico Omaha, Inc.                                               01-16383                 Liquidating Debtor

Servico Pensacola 7200, Inc.                                      01-16420                          0.56%

Servico Pensacola 7330, Inc.                                      01-16360                          0.22%

Servico Pensacola, Inc.                                           01-16359                          0.22%

Servico Rolling Meadows, Inc.                                     01-16358                          0.47%

Servico West Des Moines, Inc.                                     01-16357                 Liquidating Debtor

Servico Wichita, Inc.                                             01-16356                 Liquidating Debtor

Servico Windsor, Inc.                                             01-16355                          0.08%

Servico Winter Haven, Inc.                                        01-16354                          0.45%

Servico, Inc.                                                     01-16353                          4.10%

Sheffield Motel Enterprises, Inc.                                 01-16351                          1.12%

Sioux City Hospitality, L.P.                                      01-16459                 Liquidating Debtor

Washington Motel Enterprises, Inc.                                01-16352                          0.85%

Worcester Hospitality, L.P.                                       01-16453                          2.73%

                                    EXHIBIT B

                                              % OF NEW/OLD SUBSIDIARY EQUITY OF
                                              REORGANIZED CLASS

                                                            HOLDERS OF CLASS 10       HOLDERS OF CLASS 9
CLASS 10 SUBCLASS DEBTOR                  SUBCLASS            EQUITY INTERESTS          EQUITY INTERESTS
------------------------                  --------         ----------------------     -------------------
Columbus Hospitality Associates, L.P.         D                  70.0%                      30.0%

Melbourne Hospitality Associates, L.P.        C                  50.0%                      50.0%

New Orleans Airport Motel Associates,         B                  18.0%                      82.0%
L.P.

Servico Centre Associates, Ltd.               A                  50.0%                      50.0%